UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DANAHER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DANAHER CORPORATION

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 8, 2012

To the Shareholders:

Notice is hereby given that the 2012 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (“Danaher”), will be held at the Washington Marriott, 1221 22nd Street N.W., Washington, D.C., on May 8, 2012 at 3:00 p.m., local time, for the following purposes:

1.	To elect the five directors named in the attached proxy statement to hold office for a term of one year and until their successors are elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2012.

3.	To approve an amendment to Danaher’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of Danaher from 1 billion (1,000,000,000) shares to 2 billion (2,000,000,000) shares, $.01 par value per share.

4.	To re-approve the material terms of the performance goals under the Danaher 2007 Executive Incentive Compensation Plan.

5.	To approve on an advisory basis the Company’s named executive officer compensation.

6.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 9, 2012 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2012.

This proxy statement and the accompanying annual report are available at:

http://www.danaher.com/proxy.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES F. O’REILLY

Secretary

April 2, 2012

PROXY STATEMENT

DANAHER CORPORATION

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

2012 ANNUAL MEETING OF SHAREHOLDERS

MAY 8, 2012

This proxy statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Danaher Corporation, a Delaware corporation (“Danaher”), of proxies for use at the 2012 Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Washington Marriott, 1221 22nd Street N.W., Washington, D.C., on May 8, 2012 at 3:00 p.m., local time, and at any and all adjournments thereof. Danaher’s principal address is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701. The date of mailing of this proxy statement is on or about April 2, 2012.

Purpose of the Annual Meeting

The purpose of the meeting is to: elect the five directors named in this proxy statement to hold office for a term of one year and until their successors are elected and qualified; ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2012; approve an amendment to Danaher’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of Danaher from 1 billion (1,000,000,000) shares to 2 billion (2,000,000,000) shares, $.01 par value per share; re-approve the material terms of the performance goals under the Danaher 2007 Executive Incentive Compensation Plan; approve on an advisory basis the Company’s named executive officer compensation; and consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Admission

Please be prepared to present photo identification for admittance. If you are a shareholder of record or hold your shares through a Danaher 401(k) plan, your name will be verified against the list of shareholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you should also be prepared to provide proof of beneficial ownership as of the record date, such as a recent brokerage account statement showing your ownership, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.

Outstanding Stock and Voting Rights

In accordance with Danaher’s Amended and Restated Bylaws, the Board has fixed the close of business on March 9, 2012 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Danaher entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value. Each outstanding share of Danaher Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on March 9, 2012, 691,841,492 shares of Danaher Common Stock were outstanding, excluding shares held by or for the account of Danaher.

The proxies being solicited hereby are being solicited by Danaher’s Board. The total expense of the solicitation will be borne by Danaher, including reimbursement paid to banks, brokerage firms and other nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Danaher, who will receive no additional compensation for their services. We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies. For these services, we expect to pay Georgeson a fee of less than $15,000 and reimburse it for certain out-of-pocket disbursements and expenses.

Proxies will be voted as specified in the shareholder’s proxy. If you sign your proxy card with no further instructions, your shares will be voted (1) FOR each of the nominees named herein as directors, (2) FOR ratification of the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2012, (3) FOR approval of the amendment to Danaher’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of Danaher from 1 billion (1,000,000,000) shares to 2 billion (2,000,000,000) shares, $.01 par value per share; (4) FOR re-approval of the material terms of the performance goals under the Danaher 2007 Executive Incentive Compensation Plan; (5) FOR approval of the Company’s named executive officer compensation, and (6) in the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Steven Rales and Mitchell Rales to act as proxies with full power of substitution.

Voting Requirements With Respect to Each of the Proposals Described in this Proxy Statement

Quorum. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Danaher Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposals 2 and 3, which are considered “routine” matters. However, on “non-routine” matters such as Proposals 1, 4 and 5, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1, 4 and 5. Broker non-votes will not affect the required vote with respect to Proposals 1, 4 and 5 (and will not affect the attainment of a quorum since the broker has discretion to vote on Proposals 2 and 3 and these votes will be counted toward establishing a quorum).

Approval Requirements. If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws to approve each of the proposals is as follows. All votes will be counted by the inspector of election appointed for the meeting.

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With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not nominate a director for election, or appoint a director to fill a vacancy or new directorship, unless the individual has tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

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With respect to Proposal 3, to amend the Company’s Restated Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of Danaher Common Stock entitled to vote is required for approval. For this proposal, abstentions have the effect of a vote against the proposal.

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With respect to Proposal 4, to re-approve the material terms of the performance goals under the Danaher 2007 Executive Incentive Compensation Plan, the affirmative vote of a majority of the votes cast is required for approval. For this proposal, we will treat abstentions as votes cast and therefore abstentions will have the effect of a vote against the proposal.

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With respect to Proposals 2 and 5, the affirmative vote of a majority of the shares of Danaher Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the Internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by attending the Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m. Central time on May 7, 2012. You may obtain directions to the Annual Meeting in order to vote in person by calling Danaher’s Investor Relations department at 202-828-0850.

Most Danaher shareholders hold their shares through a broker, bank or another nominee, rather than registered directly in their name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and other nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards.

If you participate in the Danaher Stock Fund through the Danaher Corporation & Subsidiaries Savings Plan (the “401(k) Plan”) or the Danaher Corporation & Subsidiaries Retirement and Savings Plan (collectively with the 401(k) Plan, the “Savings Plans”), your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plans, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by May 3, 2012, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Danaher a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

Delivery of Documents to Shareholders Sharing an Address

Danaher and some banks, brokers and other nominee record holders participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or telephoning

1-800-542-1061. The revocation of your consent to householding will be effective 30 days after its receipt. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Danaher Corporation, Attn: Investor Relations, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701; telephone us at 202-828-0850; or email us at investor.relations@danaher.com. If you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the above address, telephone number or email address.

BENEFICIAL OWNERSHIP OF DANAHER COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of March 9, 2012, the number of shares and percentage of Danaher Common Stock beneficially owned by (1) each person who owns of record or is known to Danaher to beneficially own more than five percent of Danaher’s Common Stock, (2) each of Danaher’s directors and nominees for director and each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and (3) all executive officers and directors of Danaher as a group. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of March 9, 2012.

Name	Number of Shares Beneficially Owned (1)		Percent Of Class (1)
Mortimer M. Caplin	180,979	(2)	*
H. Lawrence Culp, Jr.	4,530,915	(3)	*
Donald J. Ehrlich	211,740	(4)	*
Linda P. Hefner	57,854	(5)	*
Teri List-Stoll	0		—
Walter G. Lohr, Jr.	689,612	(6)	*
Mitchell P. Rales	50,531,341	(7)	7.3%
Steven M. Rales	58,141,479	(8)	8.4%
John T. Schwieters	68,942	(9)	*
Alan G. Spoon	74,286	(10)	*
Elias A. Zerhouni, M.D.	20,440	(11)	*
Daniel L. Comas	646,119	(12)	*
William K. Daniel II	153,526	(13)	*
Thomas P. Joyce, Jr.	337,272	(14)	*
James A. Lico	556,942	(15)	*
T. Rowe Price Associates, Inc.	66,199,155	(16)	9.6%
FMR LLC	40,222,730	(17)	5.8%
All executive officers and directors as a group (19 persons)	117,235,308	(18)	16.8%

(1)	Pursuant to the definition of beneficial ownership, balances credited to each executive officer’s account under the Amended and Restated Danaher Corporation Executive Deferred Incentive Program (the “EDIP”), which could under the terms of the EDIP be converted into shares of Danaher Common Stock within 60 days of March 9, 2012, are reflected in the table. EDIP participants generally have the right to terminate employment at any time and at their election receive an immediate distribution of their vested EDIP balance in the form of Danaher Common Stock. For purposes of the table, the number of shares of Danaher Common Stock attributable to a person’s EDIP account is equal to (1) the person’s outstanding EDIP balance as of March 9, 2012 (to the extent such balance is vested or will become vested within 60 days of March 9, 2012), divided by (2) the closing price of Danaher Common Stock as reported on the NYSE on March 9, 2012 ($53.35 per share). For purposes of the table, the number of shares attributable to each executive officer’s 401(k) account is equal to (a) the officer’s balance, as of March 9, 2012, in the Danaher stock fund included in the executive officer’s 401(k) account (the “401(k) Danaher Stock Fund”), divided by (b) the closing price of Danaher Common Stock as reported on the NYSE on March 9, 2012. The 401(k) Danaher Stock Fund consists of a unitized pool of Danaher Common Stock and cash. The table also includes shares that may be acquired upon (x) exercise of options that are exercisable within 60 days of March 9, 2012, or (y) vesting of restricted stock units (“RSUs”) that vest within 60 days of March 9, 2012.

(2)	Includes 82,818 shares, options to acquire 75,620 shares and 1,320 RSUs, in each case owned by a revocable trust of which Mr. Caplin and his spouse are the sole trustees, and 21,221 shares held by a charitable foundation of which Mr. Caplin is director and president. Mr. Caplin disclaims beneficial ownership of the shares held by the charitable foundation.

(3)	Includes options to acquire 2,780,452 shares, 28,000 RSUs, 654,330 shares owned by limited liability companies as to each of which the members are Mr. Culp and an entity controlled by Mr. Culp, 3,659 shares attributable to Mr. Culp’s 401(k) account and 311,675 shares attributable to Mr. Culp’s EDIP account.

(4)	Includes options to acquire 75,620 shares, 1,320 RSUs, 32,000 shares owned by a limited liability company controlled by Mr. Ehrlich, 12,800 shares owned by an IRA for the benefit of Mr. Ehrlich and 2,000 shares owned by Mr. Ehrlich’s spouse. Mr. Ehrlich disclaims beneficial ownership of the shares held by his spouse.

(5)	Includes options to acquire 43,620 shares and 1,320 RSUs. 1,860 of the shares owned outright by Ms. Hefner are pledged as security under a real property mortgage, and Ms. Hefner is in compliance with the mortgage.

(6)	Includes options to acquire 75,620 shares and 1,320 RSUs. Also includes 58,000 shares held by a charitable foundation of which Mr. Lohr is president, and 106,672 shares held by Mr. Lohr as trustee of a trust for his children, as to each of which Mr. Lohr disclaims beneficial ownership.

(7)	Includes 40,000,000 shares owned by limited liability companies of which Mr. Rales is the sole member, 856,080 shares owned by an IRA for the benefit of Mr. Rales, 1,616,600 shares owned by grantor retained annuity trusts as to which Mr. Rales has sole voting and investment power, 783,400 shares owned by a family trust as to which Mr. Rales has sole voting and investment power and 132,779 shares attributable to Mr. Rales’ 401(k) account. All of the shares of Danaher Common Stock held by the limited liability companies of which Mr. Rales is the sole member are pledged to secure lines of credit with certain banks and each of these entities and Mr. Rales is in compliance with these lines of credit. The business address of Mitchell Rales, and of each of the limited liability companies, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(8)	Includes 40,000,000 shares owned by limited liability companies of which Mr. Rales is the sole member, 9,739 shares attributable to Mr. Rales’ 401(k) account and 117,000 shares owned by a charitable foundation of which Mr. Rales is a director. Mr. Rales disclaims beneficial ownership of those shares held by the charitable foundation. All of the shares of Danaher Common Stock held by the limited liability companies of which Mr. Rales is the sole member are pledged to secure lines of credit with certain banks and each of these entities and Mr. Rales is in compliance with these lines of credit. The business address of Steven Rales, and of each of the limited liability companies, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(9)	Includes options to acquire 59,620 shares, 1,320 RSUs and 2,000 shares owned by an IRA for the benefit of Mr. Schwieters. The 6,002 shares owned directly by Mr. Schwieters are held in a margin account.

(10)	Includes options to acquire 27,620 shares and 1,320 RSUs.

(11)	Includes options to acquire 11,620 shares and 1,320 RSUs.

(12)	Includes options to acquire 555,840 shares, 3,640 RSUs, 6,589 shares attributable to Mr. Comas’ 401(k) account, 19,210 shares attributable to Mr. Comas’ EDIP account and 4,528 shares held by Mr. Comas’ spouse. Mr. Comas disclaims beneficial ownership of the shares held by his spouse.

(13)	Includes options to acquire 111,310 shares, 2,430 RSUs and 5,511 shares attributable to Mr. Daniel’s EDIP account.

(14)	Includes options to acquire 253,840 shares, 3,814 RSUs and 77,761 shares attributable to Mr. Joyce’s EDIP account.

(15)	Includes options to acquire 478,840 shares, 3,464 RSUs, 9,985 shares attributable to Mr. Lico’s 401(k) account and 46,815 shares attributable to Mr. Lico’s EDIP account.

(16)	The amount shown and the following information is derived from a Schedule 13G dated February 9, 2012 filed by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2011. According to the Schedule 13G, Price Associates has sole voting power over 10,254,211 shares and sole dispositive power over 66,199,155 shares. These shares are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(17)	The amount shown and the following information is derived from a Schedule 13G dated February 13, 2012 filed by FMR LLC and Edward C. Johnson 3d, which sets forth their respective beneficial ownership as of December 31, 2011. Pursuant to the Schedule 13G, 35,843,509 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR LLC, as a result of acting as investment adviser to various investment companies (collectively, the “Fidelity Funds”), and with respect to these shares, FMR LLC, Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise sole investment power and the Fidelity Funds’ Boards of Trustees exercises sole voting power; 183,311 shares are beneficially owned by Fidelity Management Trust Company, an investment manager and wholly-owned subsidiary of FMR LLC and with respect to these shares, each of FMR LLC and Mr. Edward C. Johnson 3d exercise sole investment power and sole voting power; 73,912 shares are beneficially owned by Strategic Advisors, Inc., an investment advisor and wholly owned subsidiary of FMR LLC; 971,330 shares are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an investment advisor and wholly-owned subsidiary of FMR LLC, as to which each of Mr. Johnson and FMR LLC, through its control of PGALLC, has sole investment power, and sole voting power with respect to 435,420 of such shares; 2,149,068 shares are owned by Pyramis Global Advisors Trust Company (“PGATC”), an investment manager and a wholly-owned subsidiary of FMR LLC, as to which each of Mr. Johnson and FMR LLC, through its control of PGATC, has sole investment power, and sole voting power with respect to 1,293,886 of such shares; and the remaining 1,001,600 shares reported are beneficially owned by FIL Limited (“FIL”), an investment adviser and investment manager independent of FMR LLC as to which partnerships controlled predominantly by members of Mr. Johnson’s family, or trusts for their benefit, own shares of voting stock. FMR LLC disclaims beneficial ownership of the shares beneficially owned by FIL Limited. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(18)	Includes options to acquire 5,008,710 shares, 50,588 RSUs, 256,922 shares attributable to executive officers’ 401(k) accounts and 631,138 shares attributable to executive officers’ EDIP accounts.

*	Represents less than 1% of the outstanding Danaher Common Stock.

PROPOSAL 1.

ELECTION OF DIRECTORS OF DANAHER

The Board has fixed the number of directors at eleven. In May 2011, following approval by the Board, the Company’s shareholders approved an amendment to Danaher’s Restated Certificate of Incorporation to declassify the Board and provide for the annual election of directors. The amendment did not shorten the existing term of any director, and as a result the directors elected to three-year terms prior to the effectiveness of the amendment will complete those terms. As a result of the declassification amendment, the directors elected at the 2012 Annual Meeting (and at each annual meeting thereafter) will be elected for one-year terms and beginning with the 2014 annual meeting the entire Board will be elected annually.

At the 2012 Annual Meeting, shareholders will be asked to elect the five directors set forth below to serve until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified. The Board has nominated Mortimer M. Caplin, Donald J. Ehrlich, Linda P. Hefner, Teri List-Stoll and Walter G. Lohr, Jr., each of whom currently serves as a director of the Company.

Steven M. Rales, John T. Schwieters and Alan G. Spoon will continue to serve as directors in the class whose term expires in 2013. H. Lawrence Culp, Jr., Mitchell P. Rales and Elias A. Zerhouni, M.D. will continue to serve as directors in the class whose term expires in 2014.

We have set forth below information relating to each nominee for election as director and each director continuing in office, including: his or her principal occupation and any board memberships at other public companies during the past five years; the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should serve or should continue to serve as a director of Danaher; the year in which he or she became a director; age; and the year in which his or her term is scheduled to expire. Please see “Corporate Governance – Board of Directors and Committees of the Board – Nominating and Governance Committee” for a further discussion of the Board’s process for nominating these candidates. In the event a nominee declines or is unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Nominees for One Year Terms That Will Expire in 2013

Mortimer M. Caplin Age 95

Mr. Caplin has served on Danaher’s Board of Directors since 1990. He has been a member of Caplin & Drysdale, a law firm in Washington, D.C., for over five years. Within the past five years Mr. Caplin has also served as a director of Presidential Realty Corporation.

Mr. Caplin has served as U.S. Commissioner of the Internal Revenue Service, founded one of the country’s leading tax law firms and has practiced and taught tax and corporate law for many years. He brings to Danaher a deep understanding of the government, public policy, tax law and corporate governance, which offer significant benefits to Danaher as a large, global and complex company.

Donald J. Ehrlich Age 74	Mr. Ehrlich has served on Danaher’s Board of Directors since 1985. He served as President and Chief Executive Officer of Schwab Corp., a manufacturer of fire-protective safes, files, cabinets and vault doors, from January 2003 until his retirement in July 2008, and has also served on the boards of private and non-profit organizations.

Mr. Ehrlich also founded and served as the chairman and chief executive officer of an NYSE-listed publicly-traded manufacturing company, and has also founded and served as CEO of two privately held manufacturing companies. As an entrepreneur and business leader who began his career on the factory floor, has been awarded over fifteen patents and worked his way to leadership of an NYSE-listed publicly-traded company, Mr. Ehrlich has a broad understanding of the strategic challenges and opportunities facing a publicly-traded manufacturing company such as Danaher. He also has a broad, functional skill-set in the areas of engineering, finance, capital allocation and executive compensation.

Linda P. Hefner Age 52

Ms. Hefner has served on Danaher’s Board of Directors since 2005. Since May 2007, she has served as Executive Vice President of Wal-Mart Stores Inc. (an operator of retail stores and warehouse clubs) and since April 2009 as Chief Merchandising Officer for Sam’s Club, a division of Wal-Mart. From May 2004 through December 2006, Ms. Hefner served as Executive Vice President - Global Strategy for Kraft Foods Inc., a manufacturer and seller of branded foods and beverages.

Ms. Hefner has served in senior management roles with some of the world’s leading consumer goods companies, with responsibilities in the areas of marketing, branding and merchandising. Understanding and responding to the needs of our customers is fundamental to Danaher’s business strategy, and Ms. Hefner’s keen marketing and branding insights have been a valuable resource to Danaher’s Board. Her leadership role with one of the world’s largest public companies also gives her an appreciation for the business practices that are critical to the success of a large, growing public company such as Danaher.

Teri List-Stoll Age 49

Ms. List-Stoll has served on Danaher’s Board of Directors since September 2011. She was originally proposed to the Nominating and Governance Committee for election as a director by a third party recruiting firm. She has been Senior Vice President and Treasurer of The Procter & Gamble Company since 2009, and has served in a series of progressively more responsible positions in the Procter & Gamble accounting and finance organization since joining the company in 1994. Prior to joining Procter & Gamble, Ms. List-Stoll was employed by the accounting firm of Deloitte & Touche for almost ten years.

Ms. List-Stoll has served in senior finance and accounting roles with one of the world’s leading consumer goods companies. Her experience dealing with complex finance and accounting matters for Procter & Gamble gives her an appreciation for and understanding of the similarly complex finance and accounting matters that Danaher faces. In addition, through her leadership role with one of the world’s largest public companies she has insight into the business practices that are critical to the success of a large, growing public company such as Danaher.

Walter G. Lohr, Jr. Age 68	Mr. Lohr has served on Danaher’s Board of Directors since 1983. He has been a partner of Hogan Lovells, a global law firm, for over five years and has also served on the boards of private and non-profit organizations.

Prior to his tenure at Hogan Lovells, Mr. Lohr served as assistant attorney general for the state of Maryland. He has extensive experience advising companies in a broad range of transactional matters, including mergers and acquisitions, contests for corporate control and securities offerings. His extensive knowledge of the legal strategies, issues and dynamics that pertain to mergers and acquisitions and capital raising have been a critical resource for Danaher given the importance of its acquisition program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOREGOING NOMINEES.

Continuing Directors Whose Terms Will Expire in 2013

Steven M. Rales Age 61

Mr. Rales is a co-founder of Danaher and has served on Danaher’s Board of Directors since 1983, serving as Danaher’s Chairman of the Board since 1984. He was also CEO of the Company from 1984 to 1990. In addition, for more than the past five years he has been a principal in private business entities in the areas of manufacturing and film production. Mr. Rales is a brother of Mitchell P. Rales.

The strategic vision and leadership of Mr. Rales and his brother, Mitchell Rales, helped create the Danaher Business System and have guided Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Danaher, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s shareholders.

John T. Schwieters Age 72

Mr. Schwieters has served on Danaher’s Board of Directors since 2003. He has been a Senior Advisor of Perseus, LLC, a merchant bank and private equity fund management company, since March 2009 after serving as Vice Chairman from April 2000 to March 2009. Mr. Schwieters is a member of the board of directors of Smithfield Foods, Inc. and Choice Hotels International, Inc., and within the past five years has also served as a director of Union Street Acquisition Corp. and Manor Care, Inc.

In addition to his roles with Perseus, Mr. Schwieters led the Mid-Atlantic region of one of the world’s largest accounting firms after previously leading that firm’s tax practice in the Mid-Atlantic region, and has served on the boards and chaired the audit committees of several NYSE-listed public companies. He brings to Danaher extensive knowledge and experience in the areas of public accounting, tax accounting and finance, which are areas of critical importance to Danaher as a large, global and complex public company.

Alan G. Spoon Age 60	Mr. Spoon has served on Danaher’s Board of Directors since 1999. He has served as General Partner of Polaris Venture Partners, a company which invests in private technology firms, since May 2000. Mr. Spoon is also a member of the board of directors of IAC/InterActiveCorp., and within the past five years has also served as a director of Getty Images, Inc. and TechTarget, Inc.

In addition to his leadership role at Polaris Venture Partners, Mr. Spoon previously served as president, chief operating officer and chief financial officer of one of the country’s largest, publicly-traded education and media companies, and has served on the boards of numerous public and private companies. His public company leadership experience gives him insight into business strategy, leadership and executive compensation and his public company and private equity experience give him insight into technology trends, acquisition strategy and financing, each of which represents an area of key strategic opportunity for the Company.

Continuing Directors Whose Terms Will Expire in 2014

H. Lawrence Culp, Jr. Age 49

Mr. Culp has served on Danaher’s Board of Directors and as Danaher’s President and Chief Executive Officer since May 2001. He is also a member of the board of directors of GlaxoSmithKline plc.

Mr. Culp joined the Company in 1990 and served in leadership positions in a variety of different functions and businesses before his promotion to President and CEO in 2001. His broad operating and functional experience and in-depth knowledge of Danaher’s businesses and of the Danaher Business System are particularly valuable given the complex, diverse nature of Danaher’s portfolio. His insights and perspective from serving on the board of one of the world’s largest pharmaceutical companies have also proved valuable to Danaher. These experiences, combined with Mr. Culp’s talent for leadership and his long-term strategic perspective, have helped drive Danaher’s sustained record of growth and performance through a full range of economic cycles.

Mitchell P. Rales Age 55

Mr. Rales is a co-founder of Danaher and has served on Danaher’s Board of Directors since 1983, serving as Chairman of the Executive Committee of Danaher since 1984. He was also President of the Company from 1984 to 1990. In addition, for more than the past five years he has been a principal in private and public business entities in the manufacturing area. Mr. Rales is also a member of the board of directors of Colfax Corporation, and is a brother of Steven M. Rales.

The strategic vision and leadership of Mr. Rales and his brother, Steven Rales, helped create the Danaher Business System and have guided Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Danaher, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s shareholders.

Elias A. Zerhouni, M.D. Age 60	Dr. Zerhouni has served on Danaher’s Board of Directors since 2009. Dr. Zerhouni has served as President, Global Research & Development, for Sanofi-Aventis, a global pharmaceutical company, since December 2010. From 1996 to 2002, Dr. Zerhouni served as Chair of the Russell H. Morgan Department of Radiology and Radiological Sciences, Vice Dean for Research and Executive Vice Dean of the Johns Hopkins School of Medicine. From 2002 to November 2008, Dr. Zerhouni served as director of the National Institutes of Health (“NIH”), and from November 2008 to December 2010 he provided advisory and consulting services to various non-profit and other organizations as Chairman and President of Zerhouni Holdings.

Dr. Zerhouni, a physician, scientist and world-renowned leader in radiology research, is widely viewed as one of the leading authorities in the United States on emerging trends and issues in medicine and medical care. These insights, as well as his deep, technical knowledge of the research and clinical applications of medical technologies, are of considerable importance given Danaher’s strategic expansion in the medical technologies markets. Dr. Zerhouni’s government experience also gives him a strong understanding of how government agencies work, and his experience growing up in North Africa, together with the global nature of the issues he faced at NIH, give him a global perspective that is valuable to Danaher.

CORPORATE GOVERNANCE

Corporate Governance Guidelines, Committee Charters and Standards of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and has also adopted written charters for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board. Danaher has also adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Standards of Conduct. The Corporate Governance Guidelines, committee charters and Standards of Conduct referenced above are each available in the “Investor—Corporate Governance” section of our website at www.danaher.com.

Board Leadership Structure and Risk Oversight

Board Leadership Structure. The Board has separated the positions of Chairman and CEO because it believes that, at this time, this structure best enables the Board to ensure that Danaher’s business and affairs are managed effectively and in the best interests of shareholders. This is particularly the case in light of the fact that the Company’s Chairman is Steven Rales, a co-founder of the Company who owns approximately 8.4% of the Company’s outstanding shares, served as CEO of the company from 1984 to 1990 and continues to serve as an executive officer of the company. As a result of his substantial ownership stake in the Company, the Board believes that Mr. Rales is uniquely able to understand, articulate and advocate for the rights and interests of the Company’s shareholders. Moreover, Mr. Rales uses his management experience with the Company and Board tenure to help ensure that the non-management directors have a keen understanding of the Company’s business as well as the strategic and other risks and opportunities that the Company faces. This enables the Board to more effectively provide insight and direction to, and exercise oversight of, the Company’s President and CEO and the rest of the management team responsible for the Company’s day-to-day business (including with respect to oversight of risk management).

Because Mr. Rales is not independent within the meaning of the NYSE listing standards, our Corporate Governance Guidelines require the appointment of a “lead independent director.” Our independent directors have appointed Mr. Ehrlich as our lead independent director. As the lead independent director, Mr. Ehrlich:

•	presides at all meetings of the Board at which the Chairman of the Board and the Chair of the Executive Committee are not present, including the executive sessions of non-management directors;

•	has the authority to call meetings of the independent directors;

•	acts as a liaison as necessary between the independent directors and the management directors; and

•	advises with respect to the Board’s agenda.

Risk Oversight. The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company. The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure. Each of the Board’s committees also oversees the management of Company risks that fall within the committee’s areas of responsibility. The Audit Committee oversees risks related to financial controls and legal and compliance risks and generally oversees the Company’s risk assessment and risk management policies; the Nominating & Governance Committee oversees corporate governance risks; and the Compensation Committee considers the impact of the Company’s compensation programs on the Company’s risk profile. Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks. On an annual basis, the Company’s Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts and provides a report to the Board. With respect to the manner in which the Board’s risk oversight function impacts the Board’s leadership structure, as described above our Board believes that Mr. Rales’ management experience and tenure help the Board to more effectively exercise its risk oversight function.

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that other than Messrs. Steven Rales, Mitchell Rales and H. Lawrence Culp, Jr., each of whom is an executive officer of Danaher, all of the remaining eight members of the Board, consisting of Mss. Hefner and List-Stoll, Messrs. Caplin, Ehrlich, Lohr, Schwieters and Spoon and Dr. Zerhouni, are independent within the meaning of the listing standards of the NYSE. The Board concluded that none of the independent directors possesses any of the bright-line relationships set forth in the listing standards of the NYSE that prevent independence, or except as discussed below, any other relationship with Danaher other than Board membership.

In making its determination with respect to the independence of the directors identified above as independent, the Board considered the following transactions, relationships and arrangements. In 2011, the Company and its subsidiaries sold products to and purchased products from Wal-Mart Stores Inc., where Ms. Hefner serves as an officer; sold products to and purchased products from The Procter & Gamble Company, where Ms. List-Stoll serves as an officer; sold products to Sanofi-Aventis, where Dr. Zerhouni serves as an officer; and sold products to Wabash National Corp., where certain of Mr. Ehrlich’s immediate family members are employed. In each case, the sales and purchases were made in the ordinary course of business, on commercial terms and on an arms’-length basis and the director had no role in the decision-making with respect to such transactions, and in each case the Board determined that such transactions do not create a material relationship between the director and Danaher and do not affect the director’s independence. In each case, the amount of sales and the amount of purchases in 2011 were less than 0.05% of the 2011 revenues of such other company and less than 0.2% of Danaher’s 2011 revenues.

With respect to Mr. Lohr, the Board considered the fact that Mr. Lohr and other attorneys at the Hogan Lovells law firm (at which Mr. Lohr is a partner) provide legal services to entities controlled by Messrs. Steven Rales and Mitchell Rales. The Board concluded that the relationship does not constitute a material relationship because it has not impaired and does not impair Mr. Lohr’s independent judgment in connection with his duties and responsibilities as a director of Danaher. The aggregate amount of legal services provided by Hogan Lovells in 2011 to the Rales’ affiliates was less than 0.1% of Hogan Lovells’ annual revenues, based on publicly available information.

Danaher’s non-management directors (all of whom are independent within the meaning of the listing standards of the NYSE) meet in executive session following the Board’s regularly-scheduled meetings. The sessions are scheduled and chaired by the lead independent director.

Board of Directors and Committees of the Board

General. The Board met eleven times during 2011. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served (during the period they so served) during 2011. Danaher typically schedules a Board meeting in conjunction with each annual meeting of shareholders and as a general matter expects that the members of the Board will attend the annual meeting. Nine of the ten directors serving at the time attended the Company’s annual meeting in May 2011.

The membership of each of the Audit, Compensation, Nominating & Governance and Finance committees as of March 9, 2012 is set forth below.

Name of Director	Audit		Compensation		Nominating & Governance		Finance
Mortimer M. Caplin	X		X
H. Lawrence Culp, Jr.							X
Donald J. Ehrlich	X		X	*
Linda P. Hefner					X	*
Walter G. Lohr, Jr.							X
Teri List-Stoll	X
Mitchell P. Rales							X	*
Steven M. Rales							X
John T. Schwieters	X	*			X
Alan G. Spoon			X
Elias A. Zerhouni, M.D.					X

X = committee member; * = Chair

Audit Committee. The Audit Committee met eight times during 2011. The Audit Committee assists the Board in overseeing the quality and integrity of Danaher’s financial statements, the effectiveness of Danaher’s system of internal control over financial reporting, Danaher’s compliance with legal and regulatory requirements, the qualifications, independence and performance of Danaher’s independent auditors and the performance of Danaher’s internal audit function, and also oversees the Company’s risk assessment and risk management policies. The Committee reports to the Board on its actions and recommendations at each regularly scheduled Board meeting. The Board has determined that all of the members of the Audit Committee are independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act and the NYSE listing standards, that Messrs. Schwieters and Ehrlich and Ms. List-Stoll each qualify as an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards.

Compensation Committee. The Compensation Committee met eight times during 2011. The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers, including evaluating the performance of, and approving the compensation paid to, our executive officers. The Committee also:

•

reviews and discusses with Company management the Compensation Discussion & Analysis (CD&A) included in the Company’s annual meeting proxy statement and recommends to the Board the inclusion of the CD&A in the annual meeting proxy statement;

•

reviews and makes recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercises all authority of the Board (and all responsibilities assigned by such plans to the Committee) with respect to the administration of such plans;

•	monitors compliance by directors and executive officers with the Company’s stock ownership requirements; and

•	considers the impact of the Company’s compensation programs on the Company’s risk profile.

Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”), a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act and, based on the determination of the Board, independent under the NYSE listing standards. While the Committee’s charter authorizes it to delegate its powers to sub-committees, the Committee did not do so during 2011. The Committee reports to the Board on its actions and recommendations at each regularly scheduled Board meeting. The Chair of the Committee works with our CEO and our Secretary to schedule the Committee’s meetings and set the agenda for each meeting. Our CEO, Senior Vice President and General Counsel, and Associate General Counsel and Secretary generally attend the Committee meetings and support the Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters; participates in the Committee’s discussions regarding the compensation of the other executive officers and provides recommendations to the Committee regarding all significant elements of compensation paid to such officers, their annual, personal performance objectives and his evaluation of their performance; and provides feedback regarding the companies that he believes Danaher competes with in the marketplace and for executive talent. Danaher’s human resources department also provides the Committee with such data relating to executive compensation as requested by the Committee. The Committee typically meets in executive session, without the presence of management, in conjunction with each regularly scheduled meeting.

Under the terms of its charter, the Committee has the authority to engage the services of outside advisors and experts to assist the Committee. The Committee engages Frederic W. Cook & Co., Inc. (“F.W. Cook”) as the Committee’s independent compensation consultant. F.W. Cook takes its direction solely from the Committee (and with respect to matters relating to the non-management director compensation program, the Nominating and Governance Committee). F.W. Cook’s primary responsibilities in 2011 were to review the Company’s executive compensation program, compare compensation levels for the Company’s named executive officers to executive compensation levels at the Company’s peers to assess whether the Company’s pay levels are competitive, and analyze the Company’s executive compensation program in the context of emerging corporate governance best practices; provide advice to the Committee in connection with modifications to certain elements of the Company’s executive compensation program; update the Committee regarding legislative and regulatory initiatives and other trends in the area of executive compensation; and provide advice to the Nominating and Governance Committee with respect to the design of the Company’s non-management director compensation program. The Committee does not place any material limitations on the scope of the feedback provided by F.W. Cook. In the course of discharging its responsibilities, F.W. Cook may from time to time and with the Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of the Company’s executive officer responsibilities and other business information. F.W. Cook has not performed and will not perform any services for Danaher other than the services relating to executive and director compensation provided to or at the direction of the Compensation Committee or the Nominating and Governance Committee.

Nominating and Governance Committee. The Nominating and Governance Committee met four times in 2011. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, proposes to the Board a slate of directors for election by Danaher’s shareholders at each annual meeting, makes recommendations to the Board regarding the membership of the Board’s committees, makes recommendations to the Board regarding matters of corporate governance, facilitates the annual review of the performance of the Board and its committees, oversees the operation of Danaher’s Corporate Governance Guidelines, reviews and makes recommendations to the Board regarding non-management director compensation, and administers Danaher’s Related Person Transactions Policy. The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the NYSE listing standards.

The Nominating and Governance Committee from time-to-time engages an executive search firm to help identify, evaluate and provide background information regarding director candidates, and also considers candidates for Board membership suggested by Board members, management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate.

If a prospective nominee has been identified other than in connection with a director search process initiated by the Committee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Committee’s determination of whether to conduct a full evaluation is based primarily on the Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described below and any such other factors as the Committee may deem appropriate. The Committee takes into account whatever information is provided to the Committee with the recommendation of the prospective candidate and any additional inquiries the Committee may in its discretion conduct or have conducted with respect to such prospective nominee. If the Committee determines that any such prospective nominee warrants additional consideration, or if the Committee has initiated a director search process and has identified one or more prospective nominees, the Committee will evaluate such prospective nominees against the standards and qualifications set out in Danaher’s Corporate Governance Guidelines, including:

•	personal and professional integrity and character;

•	prominence and reputation in the prospective nominee’s profession;

•	skills, knowledge and expertise (including business or other relevant experience) useful and appropriate in overseeing and providing strategic direction with respect to Danaher’s business;

•

the extent to which the interplay of the prospective nominee’s skills, knowledge, experience and background with that of the other Board members will help build a Board that is effective in collectively meeting Danaher’s strategic needs and serving the long-term interests of the shareholders;

•	the capacity and desire to represent the interests of the shareholders as a whole; and

•	availability to devote sufficient time to the affairs of Danaher.

The Committee also considers such other factors as it may deem relevant and appropriate, including the current composition of the Board, any perceived need for one or more particular areas of expertise, the balance of management and independent directors, the need for Audit Committee and/or Compensation Committee expertise and the evaluations of other prospective nominees. The Board does not have a formal or informal policy with respect to diversity but believes that the Board, taken as a whole, should embody a diverse set of skills, knowledge, experiences and backgrounds appropriate in light of the Company’s needs, and in this regard also subjectively takes into consideration the diversity (with respect to race, gender and national origin) of the Board when considering director nominees. The Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

If the Committee determines that a prospective nominee warrants further consideration, one or more members of the Committee (and other members of the Board as appropriate) will interview the prospective nominee. After completing this evaluation and interview process, if the Committee deems it appropriate it will recommend that the Board appoint one or more prospective nominees to the Board or nominate one or more such candidates for election to the Board.

The Committee also reviews and makes recommendations to the Board regarding non-management director compensation (although the Board makes the final determination regarding the amounts and type of non-management director compensation). In connection with its periodic evaluations of non-management director compensation, the Committee reviews the compensation practices for non-management directors within Danaher’s peer group. For a description of the annual compensation paid to each non-management director, please see “Director Compensation.”

Finance Committee. The Finance Committee met once in 2011. The Finance Committee assists the Board in overseeing financial affairs and policies of Danaher and approves business acquisitions, divestitures and investments up to the levels of authority delegated to it by the Board.

Majority Voting for Directors

Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a director resignation policy. Under the policy, the Board will not nominate a director for election, or appoint a director to fill a vacancy or new directorship, unless the individual has tendered in advance an irrevocable resignation effective if the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

However, at any meeting of shareholders for which the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the Company’s Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before the Company first mails its notice of meeting to the Company’s shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Website Disclosure

We may provide disclosure in the “Investor—Corporate Governance” section of our corporate website, www.danaher.com, of any of the following: (1) the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting; (2) the method for interested parties to communicate directly with the Board or with individual directors, the lead independent director or the non-management or independent directors as a group; (3) the identity of any member of Danaher’s Audit Committee who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on Danaher’s Audit Committee; and (4) contributions by Danaher to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. We also intend to disclose any amendment to the Standards of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Standards of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer, in the “Investor—Corporate Governance” section of our corporate website, www.danaher.com, within four business days following the date of such amendment or waiver.

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the lead independent director or the non-management or independent directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management or independent directors, as applicable, c/o Corporate Secretary, Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following section discusses and analyzes the compensation provided to each of the executive officers set forth in the Summary Compensation Table below, also referred to as the “named executive officers.”

Executive Summary

Shareholder Returns and Business Performance

Danaher’s compounded annual shareholder return has outperformed the compounded annual shareholder return of the S&P 500 index over each of the last three-, five-, ten-, fifteen- and twenty-year periods, with a return of 18.7% over the last three years, 5.6% over the last five years and 11.7% over the last ten years (including dividend reinvestment). The chart below also shows Danaher’s total shareholder return (“TSR”) compared to the TSR of the S&P 500 index over the last twenty years (including dividend reinvestment). Danaher’s executive compensation program, particularly its emphasis on long-term equity compensation awards with vesting terms that are longer than typical for our peer group, has been fundamental in attracting skilled executives, encouraging them to build long-term careers with Danaher and motivating them to achieve sustainable, long-term operating and financial performance.

Total Shareholder Return

In response to an uncertain 2011 economic environment that witnessed growth in some parts of the world and weakness in others, Danaher’s executive leadership aggressively managed costs while allocating resources to capitalize on growth opportunities. Danaher also used its strong financial position to continue investing in the Company’s future growth, consummating 14 acquisitions and divesting a non-strategic business during the year, deploying $179 million in restructuring activities to reduce fixed costs and protect funding for growth investments, and investing record amounts in research and development and emerging market infrastructure. Danaher’s June 2011, $5.5 billion acquisition of Beckman Coulter, Inc., a leading maker of medical diagnostics systems and life science research instruments, represents a key milestone in Danaher’s evolution into a science and technology leader. Danaher’s 2011 and prior year growth investments yielded results, as the Company on a year-over-year basis in 2011 grew revenue 28% (including 39% in emerging markets), diluted earnings per share

9.5% and operating cash flow 35%, and delivered an operating profit margin of 16.3% despite continuing to invest aggressively in our future.1 Our commitment to continue investing in future growth despite an uncertain economy, and our generation of the cash flow to fund such investments, has positioned us to grow our business on a profitable and sustainable basis.

2011 Executive Compensation

The elements and mix of compensation for our named executive officers did not change significantly from 2010 to 2011, reflecting the long-term orientation and year-to-year consistency in our approach to executive compensation. Below are the key changes in our named executive officer compensation for 2011 compared to 2010.

•	Our CEO’s base salary remained unchanged, and the base salaries for the other named executive officers increased 5-6% on a year-over-year basis.

•

Annual cash incentive compensation payments for 2011 increased 8% for Mr. Culp and zero to 13% for the other named executive officers, primarily reflecting the significant year-over-year increases in Company earnings and cash flows.

•

The year-over-year increases in the long-term equity compensation awarded to our CEO and our other named executive officers were driven primarily by Danaher’s rapid evolution into a leading science and technology company (accelerated by Danaher’s $1.0 billion acquisition of AB Sciex and Molecular Devices in 2010 and $5.5 billion acquisition of Beckman Coulter in 2011), and the importance of retaining, rewarding and incentivizing the leadership team that is driving this transformation. Mr. Culp’s leadership in particular has been critical in guiding this evolution and successfully managing an increasingly diverse and complex portfolio of businesses.

Compensation Governance

The Compensation Committee (“Committee”) of our Board of Directors recognizes that the success of our executive compensation program over the long-term requires a strong framework of compensation governance. As a result, the Committee regularly reviews external executive compensation practices and in recent periods has revised Danaher’s executive compensation policies and practices to:

•	incorporate multiple performance metrics in the annual cash incentive compensation plan;

•	prospectively eliminate tax-reimbursement and gross-up provisions;

•	eliminate club membership, automobile and executive life insurance perquisites;

•	implement a rigorous compensation recoupment policy that is triggered by a material restatement of Danaher’s financial statements, even in the absence of wrongdoing; and

•	require executive officers to maintain robust stock ownership levels.

These more recent changes complement strong compensation governance practices that have long been a hallmark of Danaher’s program:

•	our executive officer equity awards have vesting terms that are longer than typical for our peer group;

•	our executive officers have no pension program (apart from a small cash balance plan that operated in lieu of a 401(k) plan from 1997- 2003);

•	our annual cash incentive compensation is based on performance over one- and three-year periods, to encourage sustainable annual performance;

•	none of our long-term incentive compensation is paid in cash; and

•	none of our named executive officers has any rights to automatic acceleration of equity award vesting or cash compensation upon a change of control.

[1]	All metrics reflect continuing operations only.

Overview and Objectives of our Named Executive Officer Compensation Program

The goal of our compensation program for named executive officers is to build long-term value for our shareholders. Toward this goal, under the Committee’s direction we have developed an executive compensation program designed to:

•	attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Danaher’s size, complexity and global footprint;

•	motivate executives to perform consistently over the long-term at or above the levels that we expect; and

•	link compensation to the achievement of near-term and long-term corporate goals that we believe best correlate with the creation of long-term shareholder value.

To achieve these objectives we have developed a compensation program that combines annual and long-term components, cash and equity, and fixed and variable payments, with a strong bias toward compensation that is dependent on company performance, particularly long-term, equity-based compensation. Our executive compensation program rewards our executive officers when they build long-term shareholder value, achieve annual business goals and maintain long-term careers with Danaher.

Determining Named Executive Officer Compensation

The Committee exercises its judgment in making executive compensation decisions. Within the overall framework of the objectives discussed above, the factors that generally shape particular executive compensation decisions are the following:

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The executive’s relative level of responsibility within Danaher and the impact of his or her position on Danaher’s performance. The Committee believes that both the amount and “at-risk” nature of the compensation should increase with one’s level of responsibility, holding the most senior executives most accountable for long-term operating results and changes in shareholder value.

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Danaher’s operational and financial performance. Our cash incentive compensation payments vary annually to reflect near-term changes in operating and financial results. In addition, our long-term compensation is more sensitive to changes in long-term company performance than many comparable programs because we apply vesting terms that are longer than typical for our peer group and avoid using cash-based long-term incentives.

•	The executive’s record of performance, tenure and long-term leadership potential.

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Our assessment of pay levels and practices in the competitive marketplace. The Committee considers market practice in determining pay levels and compensation design, to ensure that our costs are sustainable relative to peers and compensation is appropriately positioned to attract and retain talented executives. We have a history of successfully applying the Danaher Business System, or DBS (a proprietary set of processes and methodologies we use that are designed to continuously improve business performance) to deliver strong operating performance and create shareholder value, and we devote significant resources to training our executives in DBS. In addition, given our expectations regarding future growth, our Board and Committee have engaged a corps of named executive officers capable of leading a significantly larger company. As a result of these factors, we believe that our officers are particularly valued by other companies with greater resources, which creates a high degree of retention risk.

The philosophy and goals of our compensation program have remained consistent over time, although the Committee considers the factors above within the context of the then-prevailing economic environment and may adjust the terms and/or amounts of compensation so that they continue to support our objectives.

The Company provides its shareholders with an opportunity to cast an annual advisory vote with respect to its named executive officer compensation as disclosed in the Company’s annual proxy statement (the “say on pay proposal”). At the Company’s annual meeting of shareholders in May 2011, a substantial majority of the votes cast on the say on pay proposal were voted in favor of the proposal. The Committee believes this result affirms shareholders’ support of the Company’s named executive officer compensation and therefore did not make changes to the Company’s executive compensation program as a result of such vote.

For a description of the role of the Company’s executive officers and the Committee’s independent compensation consultant in the executive compensation process, please see “Corporate Governance—Board of Directors and Committees of the Board—Compensation Committee.”

Risk Considerations and Review of Executive Compensation Practices

Risk-taking is a necessary part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Committee believes that the Company’s executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Committee considered in particular the following attributes and risk-mitigation features of our compensation program:

•	our program’s emphasis on long-term, equity-based compensation, which discourages risk-taking that produces short-term results at the expense of building long-term shareholder value;

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vesting terms that are longer than typical for our peer group, which (together with our recoupment policy) help ensure that our executives realize their compensation over a time horizon that is consistent with achieving long-term shareholder value;

•	the balance between options and RSUs within our equity compensation program, which yields an overall degree of leverage that the Committee believes is appropriate;

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the use of multiple performance metrics and both one- and three-year historical performance periods in our annual cash incentive compensation plan, which mitigate the incentive to overperform in any single year or with respect to any single financial metric at the expense of other years or financial metrics;

•	the Committee’s ability to use negative discretion to reduce annual cash incentive compensation payments and the number of shares paid upon vesting of RSUs;

•	caps on payment amounts under our annual cash incentive compensation plan;

•	our executive stock ownership guidelines;

•	our policy that prohibits Danaher employees from engaging in any transactions involving a derivative of a Danaher security;

•	the diversified nature of Danaher’s portfolio of businesses with respect to markets served, products and services sold and geographic footprint; and

•	the Committee’s (and Nominating & Governance Committee’s) use of an independent compensation consultant that performs no other services for Danaher.

Analysis of 2011 Named Executive Officer Compensation

Our 2011 executive compensation program consisted of four elements, listed in order of significance:

Element	Form of Compensation	Primary Objectives
Long-Term Incentive Compensation	Stock options with extended time-based vesting periods

•     Attract, retain and motivate skilled executives and encourage loyalty to Danaher

•     Align the interests of management and shareholders by ensuring that realized compensation is commensurate with long-term changes in share price

Performance-based restricted stock units with extended time-based vesting periods

•     Attract, retain and motivate skilled executives and encourage loyalty to Danaher

•     Align the interests of management and shareholders by tying realized compensation to (1) long-term changes in share price at all price levels, and (2) attainment of financial performance goals

Annual Incentive Compensation	Cash	• Motivate executives to achieve near-term operational and financial goals that support our long-term business objectives • Attract, retain and motivate skilled executives

Base Salary	Cash

•     Attract and retain skilled executives while avoiding a high fixed cost structure

•     Provide sufficient fixed compensation to (1) allow a reasonable standard of living relative to peers, and (2) mitigate incentive to pursue inappropriate or excessive risk taking to maximize variable pay opportunities

Other Compensation	Employee benefit plans; perquisites; severance and change-of-control benefits	• Make our total executive compensation plan competitive • Improve cost-effectiveness by delivering perceived value that is higher than our actual costs

In determining the appropriate mix of compensation elements for each named executive officer for 2011, the Committee considered the factors referred to above under “—Determining Named Executive Officer Compensation” and exercised its judgment.

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The most significant component of compensation for each named executive officer for 2011 was long-term, equity-based compensation with extended time-based vesting periods. Because this type of compensation best supports our retention and motivation objectives and closely aligns the interests of our executives and shareholders by tying earned pay to changes in our stock price over time, we believe that this type of compensation is most effective in accomplishing each of the objectives set forth under “—Overview and Objectives of our Named Executive Officer Compensation Program.”

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Annual cash incentive compensation, the variable element of an executive’s annual compensation, was the next most significant component of compensation for each named executive officer. We believe its focus on near-term performance and the cash nature of the award complement the longer-term, equity-based compensation elements of the program.

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Finally, in 2011 we sought to pay sufficient base salary and other compensation to avoid competitive disadvantage in the marketplace for skilled executives while simultaneously managing our fixed cost structure at a sustainable level.

Long-Term Incentive Awards

Philosophy. The long-term incentive awards that the Committee granted in 2011 consist of stock options and performance-based RSUs, each subject to extended time-based vesting criteria. The Committee believes that an equal value of stock options and RSUs yields an appropriate degree of overall leverage by effectively balancing upside potential and reward for shareholder value creation against retention and mitigation of the impact of market volatility on earned compensation:

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Stock options are inherently linked to shareholder value creation, as the recipient does not receive any compensation unless our stock price rises after the date the option is granted. We believe our stock option award program has contributed significantly to our strong performance record, which in turn has generally made our stock option awards valuable over the long-term and highly effective in recruiting, motivating and retaining skilled officers.

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The value attributable to RSUs is less subject to financial market volatility and supports retention even during periods of stock market declines. RSUs are also sensitive to stock price increases and decreases at all levels (compared to stock options which only reflect increases and decreases when the market price of shares exceeds the exercise price). In addition, the performance-based vesting criteria we apply to RSUs tie realization of the award more directly to operational performance under management’s control (although given that RSUs are a key retention tool the Committee views the performance criteria as ancillary in importance to the time-based vesting requirement).[2]

Long time-based vesting periods, typically five years in duration, are a hallmark of both our executive stock option and RSU awards. The extended vesting terms of these awards encourage officers to take a long-term view of our performance and promote stability within our executive ranks, facilitating realization of our long-term corporate objectives.

Grant practices. The Committee grants equity awards under Danaher’s 2007 Stock Incentive Plan (the “2007 Stock Plan”), which is described under “Employee Benefit Plans—2007 Stock Incentive Plan.” Executive equity awards are granted at regularly scheduled Committee meetings, at the time of an executive promotion or upon identification of a specific retention concern. The timing of equity awards has not been coordinated with the release of material non-public information. Regularly scheduled meetings of the Committee are generally scheduled in advance of the calendar year in which they occur. The Committee’s general practice is to grant annual equity awards to executives at the Committee’s regularly scheduled meeting in February, when the Committee reviews the performance of the executive officers and determines the other components of executive compensation. The Committee identifies a target dollar value of equity compensation to be delivered to each officer and divides the value equally between stock options and RSUs. The target dollar value attributable to RSUs is translated into a number of RSUs using a 15-day average closing price, to avoid the potential volatility impact of using a single-day closing price. The target dollar value attributable to stock options is translated into a number of stock options assuming an option value equal to 40% of such price. The exercise price for stock option awards under the 2007 Stock Plan equals the closing price of Danaher’s common stock on the date of grant (or on a specified later date).

[2]	In 2011, the Committee used Adjusted EPS (which is defined in Footnote 3 below) as the RSU performance metric because it believes Adjusted EPS growth correlates strongly with shareholder returns. The performance-based vesting criteria applicable to the RSUs awarded to our named executive officers in 2011 are described in the footnotes to the “Outstanding Equity Awards at 2011 Fiscal Year-End” table.

Determining 2011 annual equity awards. In February 2011, the Committee granted annual equity awards to each of the named executive officers, as described in the “Grants of Plan-Based Awards for Fiscal 2011” table. The Committee subjectively determined the target dollar value of equity compensation to be delivered to each officer in 2011. In making this determination, the Committee considered that the ultimate, realized value of each award will depend substantially on the Company’s long-term performance and also took into account each of the following factors (none of which was assigned a particular weight by the Committee):

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The amount of equity compensation necessary to provide sufficient retention incentives in light of (1) compensation levels for the Company’s peer group, and (2) the accumulated value of equity awards previously granted to the executive (including both outstanding and previously realized awards);

•	the officer’s level of responsibility, performance record and potential to contribute to future Company performance and assume additional leadership responsibility; and

•	the risk/reward ratio of the award amount compared to the length of the vesting provisions.

In subjectively determining the target dollar value for Mr. Culp’s 2011 equity award, the Committee considered in particular: the financial and operational benefits that the Company realized in 2010 from long-term investments made earlier in Mr. Culp’s tenure; the impact that the acquisition of Beckman Coulter would have on the size and complexity of Danaher’s business; Danaher’s evolution into a leading science and technology company and the unique skill set required to successfully lead and grow such a complex business; and Mr. Culp’s track record of effectively growing Danaher, identifying and cultivating key executive talent and successfully managing a diverse, complex portfolio of businesses. The Committee also considered the opportunities Mr. Culp would likely have if he were to pursue other employment, particularly in light of his success in transforming Danaher’s portfolio into a high-quality science and technology enterprise. In light of these factors (none of which was assigned a particular weight by the Committee) the Committee in its judgment determined it appropriate to award Mr. Culp a target dollar value of equity compensation substantially greater than the value awarded to him in 2010.

The 2011 equity compensation awards for Danaher’s named executive officers tended to be larger than the equity compensation awarded by Danaher’s peers to officers in comparable positions based on recently available data, because (1) the vesting periods applicable to our awards are longer than typical for our peer group, (2) for high- level executives the Committee seeks to have equity-based compensation constitute a higher percentage of total compensation, and (3) the competitive demand for our executives requires that we make greater efforts to retain our executives.

Annual Incentive Awards

The Company’s 2011 annual incentive awards consisted of cash incentive compensation awards granted under Danaher’s 2007 Executive Incentive Compensation Plan. In February 2011, the Committee adopted a performance formula, based on period-to-period changes in earnings and cash flow, for determining the amounts to be paid to each named executive officer under the plan for 2011 (please see “Employee Benefit Plans—2007 Executive Incentive Compensation Plan” for a summary of the plan and a further description of the 2011 performance formula). The Committee exercised its judgment in determining the elements of the 2011 performance formula, tying award opportunities to the Company’s performance and also considering the amount of bonus/annual cash incentive compensation awarded to the executive in prior years, the executive’s level of responsibility, and the amount of annual cash incentive compensation that peer companies would offer such officer. The 2011 annual cash incentive awards for each of the named executive officers are set forth in the Summary Compensation Table.

The 2011 performance formula was the product of four components: the officer’s base salary, multiplied or diminished (as applicable) by three discrete factors tied to Company and individual performance:

Baseline bonus percentage. The first of the three factors was the “baseline bonus percentage.” The Committee set this percentage for each officer at a level that (assuming the actual personal factor and Company performance factor fell within the ranges experienced in recent years) would yield a payout deemed by the Committee to be appropriate based on the considerations described above. The baseline bonus percentages for each named executive officer are set forth in “Employee Benefit Plans—2011 Performance Formula.”

Company performance factor. The second factor was the Company performance factor, which was intended to drive the achievement of sustainable, near-term corporate performance. For 2011, the Company retained the Adjusted EPS metric that has historically been the basis for the Company performance factor calculation, but also added a new metric based on the Company’s 2011 free cash flow-to-adjusted net income conversion ratio (the “Cash Flow Ratio”). Under the 2011 formula, the Adjusted EPS metric is used to determine a preliminary Company performance factor. Seventy-five percent of the preliminary Company performance factor is based on year-over-year Adjusted EPS growth, and twenty-five percent is based on compounded annual Adjusted EPS growth over the three-year period ended December 31, 2011. Once the preliminary Company performance factor is determined, it is adjusted upward or downward by up to twenty percent based on the Cash Flow Ratio, to yield the final Company performance factor (the Cash Flow Ratio only increases the preliminary Company performance factor if the ratio exceeds 110%).

The Committee used Adjusted EPS and the Cash Flow Ratio as the financial measures in this factor because it believes (1) Adjusted EPS growth correlates strongly with shareholder returns, (2) the Cash Flow Ratio complements the Adjusted EPS metric by substantiating the quality of the Company’s earnings, and (3) using both Adjusted EPS and the Cash Flow Ratio helps to reduce any inappropriate risk-taking that a single performance metric may incentivize. Because the intent of this factor was to drive core operational performance and compare period-to-period operating results on a consistent basis, the Committee calculated Adjusted EPS and the Cash Flow Ratio in a manner that focused on gains and charges that it believed to be most directly related to Company operating performance during the period3. The Committee adjusts EPS in a similar manner in establishing the performance criteria applicable to the RSUs awarded as long-term incentive compensation. The Committee weights part of the performance factor based on three-year period Adjusted EPS performance to promote consistent, sustainable growth, and used its judgment to determine the respective weightings to apply to the one-year and three-year Adjusted EPS growth rates.

Personal factor. The third factor was the personal factor, which was a multiplier of 2.0 subject to reduction in the Committee’s discretion based on individual performance and such other considerations as it deemed appropriate. This factor enables the Committee to apply negative discretion to adjust the formulaically determined maximum award amount down to the amount it believes is appropriate. At the

[3]	“Adjusted EPS” means fully diluted earnings per share as determined pursuant to GAAP, but excluding (1) extraordinary or nonrecurring items in accordance with GAAP; (2) the impact of any change in accounting principles that occurs during one of the years included in the formula and the cumulative effect thereof (the Committee may either apply the changed accounting principle to all periods included in the formula, or exclude the changed accounting principle from all periods included in the formula), other than changes relating to the 2009 adoption of the new accounting standards for business combinations which are addressed separately below; (3) goodwill and other intangible impairment charges; (4) gains or charges associated with discontinued operations or with the obtaining or losing control of a business; (5) gains or charges related to the sale or impairment of assets; (6) (i) all transaction costs directly related to acquisitions, (ii) all restructuring charges directly related to acquisitions and incurred within two years of the acquisition date, (iii) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (iv) all other charges directly related to acquisitions and incurred within two years of the acquisition date; and (7) the impact of any discrete income tax charges or benefits identified in the period; provided, that with respect to the gains and charges referred to in items 3, 4, 5, 6(iii), 6(iv) and 7 above, only gains or charges that individually or as part of a series of related items exceed $10 million in the aggregate during the baseline and measurement periods are excluded. “Cash Flow Ratio” is defined as (A) Danaher’s operating cash flow from continuing operations for the year ended December 31, 2011 (but excluding the cash flow benefit of any gain that is excluded from the calculation of Adjusted EPS), less 2011 purchases of property, plant and equipment, divided by (B) Danaher’s net income for the year ended December 31, 2011, calculated on a basis that excludes the same items that are excluded from the calculation of Adjusted EPS.

beginning of 2011, the Committee established for each named executive officer the annual personal performance objectives described below, each of which is intended to encourage near-term performance that supports the Company’s long-term business objectives. The Committee did not assign any particular weighting to the objectives. The Company’s DBS philosophy is built upon the concept of continuous improvement and requires that we raise the performance bar each year for each executive officer. As a result, the 2011 personal performance objectives for our executives that were based on quantitative targets were set at levels that the Committee and management believed were achievable, but that required personal performance appreciably above the level of personal performance achieved by the executive in the prior year.

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Mr. Culp’s 2011 performance objectives consisted of qualitative goals relating to the successful integration of the Beckman Coulter acquisition, the successful completion of a unified platform for the Company’s dental business, the strengthening of Danaher’s senior leadership organization and leadership funnels, the successful deployment of capital consistent with Danaher’s portfolio strategy and Danaher Business System leadership.

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Mr. Comas’ 2011 performance objectives consisted of qualitative goals relating to the successful financing of the Beckman Coulter acquisition, improving the effectiveness of Company’s corporate development organization and driving a successful acquisition and divestiture strategy, improving the effectiveness and efficiency of the investor relations function, helping to lead the successful integration of Beckman Coulter and improvements in the business’ operating and financial performance, the establishment of Danaher’s chief information technology officer function and the continued strengthening of Danaher’s accounting and finance organization.

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Mr. Daniel’s 2011 performance objectives consisted of the degree of year-over-year core revenue and operating profit margin growth and return on invested capital improvement and amount of capital deployed for acquisitions, in each case relating to his businesses and/or one or more sub-units thereof; quantitative goals for his businesses relating to working capital turns, manufacturing quality, on-time delivery and human resources-related metrics; and qualitative objectives for his businesses and/or one or more sub-units thereof relating to the successful integration of a newly acquired business, the strengthening of emerging market capabilities and the compliance/risk management organization and the expansion of the leadership talent funnel.

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Mr. Joyce’s 2011 performance objectives consisted of the degree of core revenue and operating profit margin growth and cost reductions achieved following the acquisition date with respect to a newly acquired business; the degree of year-over-year core revenue and operating profit margin growth with respect to a particular sub-unit of his businesses; and the amount of instrument placements and related revenues realized with respect to certain key product lines.

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Mr. Lico’s 2011 performance objectives consisted of the degree of year-over-year revenue, operating profit margin and cash flow growth and return on invested capital improvement and amount of capital deployed for acquisitions, in each case relating to his businesses, one or more sub-units thereof and/or for Danaher’s businesses in particular geographies; quantitative goals for his businesses and/or one or more sub-units thereof relating to on-time delivery, manufacturing quality, increasing market share, human resources-related metrics and the financial performance of recent acquisitions; and qualitative objectives for one or more sub-units of his businesses and/or for Danaher’s businesses in particular geographies, relating to new product introductions, the strengthening of Danaher’s leadership boards in certain emerging markets, improving growth capabilities and strengthening the leadership organization.

At the end of the year, the Committee used its judgment and determined an actual personal factor of less than 2.0 for each officer. The Committee took into account the size of the Company performance factor for the year, the amount of bonus or annual cash incentive compensation awarded to the executive in prior years, the executive’s execution against his personal performance objectives for the year, the officer’s overall performance for the year and the amount of annual cash incentive compensation that peer companies would offer such officer.

Base Salaries

The Committee reviews base salaries for executive officers in February of each year or in connection with promotions. In February 2011, the Committee determined 2011 base salaries for each of the named executive officers, as set forth in the Summary Compensation Table. In determining the 2011 base salary for our CEO, the Committee considered the salary amount that would be available to him in the competitive marketplace. The Committee concluded that the CEO’s existing base salary was competitive within the context of his overall compensation package, and did not increase his base salary in 2011. In determining the 2011 base salaries for each of the other named executive officers, the Committee used the prior year’s base salary as the initial basis of consideration and then considered the individual factors described above under “—Determining Named Executive Officer Compensation,” focusing on the relative level of the officer’s responsibilities and the market value of the officer’s role. Given that base salary is one of the elements in the formula for determining annual cash incentive compensation, the Committee also considered how changes in base salary would impact annual cash incentive compensation. For 2011, the Committee subjectively decided to increase the base salaries for each of the other named executive officers by 5-6% over their 2010 base salary amounts.

Other Compensation

Severance and Change-of-Control Benefits. In 2000, we entered into an employment agreement with Mr. Culp that provides for payments upon certain events of termination, as described in “Employment Agreements—Employment Agreement with H. Lawrence Culp, Jr.” The amounts that Mr. Culp would have been entitled to had any termination event occurred on December 31, 2011 are set forth in “Potential Payments upon Termination or Change-of-Control as of 2011 Fiscal Year-End.” When the Committee agreed to these provisions, it focused on two key objectives:

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ensuring that Mr. Culp has sufficient security to avoid discouraging him from taking appropriate actions to maximize shareholder value (and in the context of a change-of-control, ensuring that Mr. Culp is not deterred from pursuing change-of-control opportunities that would maximize shareholder value); and

•	ensuring the competitiveness of Mr. Culp’s total compensation package as compared to other potential opportunities that may be available to him.

Any cash amounts payable to Mr. Culp in connection with a change-of-control are subject to a “double-trigger,” which means that the amounts are only payable if following the change-of-control Mr. Culp does not continue as the President and CEO of the most senior entity that results from the transaction. We believe a double-trigger approach strikes an appropriate balance between the potential compensation payable and the retention objectives of the provision. Mr. Culp’s employment agreement also requires Danaher to pay, and make Mr. Culp whole with respect to, any excise tax payments he may owe upon a change-of-control as a result of any payments he receives. The excise tax gross-up is not intended to compensate Mr. Culp for ordinary income taxes payable on his separation and change-of-control-related benefits, but rather to ensure that he receives the benefits set forth in his employment agreement and that the after-tax value is not reduced by excise taxes that are outside the control of Mr. Culp and the Company. The Committee has adopted a position that it will not agree to any tax-reimbursement or gross-up provisions in any future executive officer compensation arrangement, except under a plan or policy applicable to management employees of the Company generally such as a relocation or expatriate tax equalization policy.

Mr. Culp’s severance and change-of-control arrangement is different from the other named executive officers because when it was entered into, it reflected terms common with respect to the CEO position. We have entered into agreements with each of our other named executive officers that provide for severance payments under certain circumstances as consideration for post-employment non-competition, non-solicitation and confidentiality obligations (Mr. Culp has agreed to similar post-employment covenants in his employment agreement). We believe that these post-employment restrictive covenants are critical in protecting our proprietary assets. Other than as described above, we have no employment agreement with any named executive officer.

Benefits and Perquisites. All of our executives are eligible to participate in our employee benefit plans, including our group medical, dental, vision, disability, accidental death and dismemberment, life insurance, flexible spending and 401(k) plans. These plans are generally available to all U.S. salaried employees and do not discriminate in favor of executive officers. In addition, the Committee makes available certain perquisites to the named executive officers; please see the footnotes to the Summary Compensation Table for additional details. We believe these perquisites help make our total executive compensation plan competitive, are generally commensurate with the perquisites offered by our peers, are cost-effective in that the perceived value of these items is higher than our actual cost, and (with respect to the professional services and airplane use in particular) help to maximize the amount of time that the executives spend on Danaher business. We do not provide tax gross-ups with respect to any perquisites.

In addition, each named executive officer participates in the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management; for a summary of the plan, please see “Employee Benefit Plans—Executive Deferred Incentive Program.” We use the EDIP to contribute amounts to executives’ retirement accounts on a tax effective basis, and to give our executives a tax effective way to save for retirement. The amount we contribute annually to the executives’ EDIP accounts is set at a level that we believe is competitive with comparable plans offered by other companies in our industry. EDIP participants do not begin vesting in the amounts that we contribute to their EDIP account until they have participated in the program for five years, and do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service with Danaher. EDIP participants may defer on a tax-free basis all or any portion of their salary and bonus in a given year. Given that the EDIP is intended as a vehicle for retirement savings, the earnings rates we offer for EDIP balances are generally the same as for the funds offered under our 401(k) plan with limited exceptions.

Analysis of CEO Compensation Compared to Other NEO Compensation

The Committee subjectively considers the ratio of our CEO’s compensation to the compensation of the other named executive officers in determining named executive officer compensation. In 2011 our CEO received substantially more compensation than the other named executive officers and the relatively larger amount of Mr. Culp’s equity awards as a percentage of his total compensation emphasizes our belief that the amount and the “at-risk” nature of compensation should increase commensurate with the level of responsibility. Specific factors the Committee considered in setting Mr. Culp’s relative compensation (none of which was assigned a particular weight by the Committee) include: (i) the importance of the CEO position in an organization as diversified, complex and acquisitive as ours, (ii) given our expectations of future growth, we have selected a CEO capable of leading a company that is significantly larger and more complex than Danaher is today and by doing so Mr. Culp is particularly attractive to larger companies with greater resources, and (iii) Mr. Culp has a 21-year tenure with Danaher and has served as an executive officer longer than any other named executive officer, and his record of performance at each level at which he has served has been exemplary.

Peer Group Compensation Analysis

The Committee does not target a specific competitive position versus the market in determining the compensation of its executives because in light of the Company’s complex mix of businesses, strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. However, the Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our attraction and retention needs and is fair and efficient. As a result, the Committee has worked with F.W. Cook to develop a peer group for purposes of assessing competitive compensation practices, and periodically reviews compensation data for the peer group derived from publicly filed proxy statements. The Committee periodically reviews the companies included in the peer group to ensure that the peer group remains appropriate.

The Company’s 2011 peer group consisted of the companies set forth below, and is the same as the Company’s 2010 peer group. The Committee selected companies for inclusion in the peer group based on (i) the extent to which they compete with us in one or more lines of business, for executive talent and for investors, and (ii) comparability of revenues, market capitalization and net income. We ranked between the median and the 75th percentile of the group with respect to revenue, and at approximately the 75th percentile with respect to market capitalization and net income.

3M Company	Emerson Electric Co.	Rockwell Automation Inc.
Agilent Technologies Inc.	Honeywell International Inc.	SPX Corp.
Becton Dickinson & Co.	Illinois Tool Works, Inc.	Textron Inc.
Cooper Industries	ITT Corporation	Thermo Fisher Scientific Inc.
Covidien Ltd.	Medtronic Inc.	Tyco International Ltd
Dover Corp.	Parker-Hannifin Corp.	United Technologies Corp.
Eaton Corp.	PerkinElmer Inc.

The data that the Committee reviewed in 2011 in connection with its 2011 executive compensation decisions estimated the 25th, median and 75th percentile positions among our peers with respect to base salary, annual cash incentive compensation (target and actual), total annual cash compensation (target and actual), long-term incentive compensation, total direct compensation (target and actual), all other compensation, annual change in pension value and above-market interest on non-qualified deferred compensation, and actual total compensation, in each case with respect to each respective named executive officer position.

Tax Deductibility of Named Executive Officer Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to a company’s CEO or to any of the company’s other three most highly compensated executive officers (other than the CFO). The statute generally exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. The Committee has taken the steps it believes are necessary to preserve the deductibility of all annual cash incentive compensation awards and equity awards made to each of the named executive officers. In determining base salary, benefits, perquisites and other compensation, the Committee considers tax deductibility but a more important goal is to offer compensation that is competitive within our peer group. For 2011, the Company believes approximately $275,482 of Mr. Culp’s compensation is not deductible under 162(m). The Company believes that the compensation paid in 2011 to each of the other named executive officers is deductible under 162(m).

Stock Ownership Requirements and Hedging Policy

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each executive officer to obtain a substantial equity stake in Danaher within five years of their appointment to an executive position. Our CEO is required to own shares with a market value of at least five times his base salary. The requirement for Executive Vice Presidents is three times base salary and for Senior Vice Presidents, two times base salary. Once an executive officer has acquired a number of Company shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the officer’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the officer or his or her spouse or child has a direct or indirect interest, notional shares of Danaher stock in the EDIP plan, shares held in a 401(k) plan, and unvested RSUs, but does not include shares subject to unexercised stock options. Each named executive officer was in compliance with the stock ownership requirements as of December 31, 2011.

Danaher policy also prohibits Danaher employees from engaging in any transactions involving a derivative of a Danaher security, including hedging transactions.

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, in March 2009 the Committee adopted a recoupment policy applicable to Danaher’s executive officers, other individuals who serve on the Danaher Leadership Team (which consists primarily of Company corporate officers) and certain other employees, including each of the named executive officers (the “covered persons”). Under the policy, in the event of a material restatement of Danaher’s consolidated financial statements (other than any restatement required pursuant to a change in applicable accounting rules), Danaher’s Board may, to the extent permitted by law and to the extent it determines that it is in Danaher’s best interests to do so, in addition to all other remedies available to Danaher require reimbursement or payment to Danaher of:

•

the portion of any annual incentive compensation payment awarded to any covered person within the three year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board shall have the right to require reimbursement of the entire amount of any such annual incentive compensation payment from any covered person whose fraud or other intentional misconduct in the Board’s judgment alone or with others caused such restatement); and

•

all gains from equity awards granted on or after March 15, 2009 realized by any covered person during the twelve-month period immediately following the original filing of the consolidated financial statements that are the subject of such restatement, if the covered person’s fraud or other intentional misconduct in the Board’s judgment alone or with others caused such restatement.

In addition, the stock plans in which Danaher’s executive officers participate each contains a provision for recovering awards upon certain circumstances. Under the terms of the Company’s 2007 Stock Plan and the 1998 Stock Plan, no associate can exercise any outstanding equity award after the time he or she is terminated, if the termination is for gross misconduct. In addition, under the terms of the EDIP, if the Administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the Administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by Danaher.

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Danaher specifically incorporates this report by reference therein.

The Compensation Committee of Danaher Corporation’s Board has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Donald J. Ehrlich (Chair)

Mortimer M. Caplin

Alan G. Spoon

Summary Compensation Table

The following table sets forth information regarding compensation earned for 2011, 2010 and 2009 by our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2011, also known as our “named executive officers.”

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)		Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)		Total ($)
H. Lawrence Culp, Jr., President and CEO	2011	$1,117,778	0	$7,678,268		$7,382,003	$4,750,000	$2,300	$722,068	(5)	$21,652,417
	2010	$1,117,778	0	$6,738,383	(6)	$4,258,985	$4,400,000	$2,244	$514,854		$17,032,244
	2009	$953,958	0	$4,449,114		$5,236,378	0	$2,008	$407,854		$11,049,312
Daniel L. Comas, Executive Vice President and CFO	2011	$630,000	0	$1,791,687		$1,722,493	$1,350,000	$2,904	$253,261	(7)	$5,750,345
	2010	$600,152	0	$1,693,955	(6)	$1,303,145	$1,200,000	$2,833	$290,296		$5,090,381
	2009	$535,031	$262,500	$1,273,993		$1,500,319	0	$2,536	$178,513		$3,752,892
William K. Daniel II Executive Vice President	2011	$570,000	0	$1,279,918		$1,230,461	$1,000,000	0	$70,939	(8)	$4,151,318
	2010	$540,152	0	$1,345,386	(6)	$1,066,259	$970,000	0	$64,145		$3,985,942
	2009	$480,156	$175,000	$1,042,597		$952,048	0	0	$99,380		$2,749,181
Thomas P. Joyce, Jr. Executive Vice President	2011	$570,000	0	$1,535,802		$1,476,477	$1,200,000	$4,632	$106,589	(8)	$4,893,500
	2010	$540,152	0	$1,707,017	(6)	$1,303,145	$1,100,000	$4,515	$95,427		$4,750,256
	2009	$480,156	$275,000	$1,273,993		$1,500,319	0	$4,039	$112,019		$3,645,526
James A. Lico, Executive Vice President	2011	$570,000	0	$1,535,802		$1,476,477	$1,100,000	$3,063	$88,764	(8)	$4,774,106
	2010	$540,152	0	$1,680,893	(6)	$1,303,145	$1,100,000	$2,990	$77,944		$4,705,124
	2009	$480,156	$250,000	$1,273,993		$1,500,319	0	$2,677	$111,524		$3,618,669

(1)	Mr. Joyce deferred $120,000 of his salary for each of 2011, 2010 and 2009 into the EDIP. Mr. Daniel deferred $72,000 of his salary for each of 2011 and 2010 and $48,000 of his 2009 salary into the EDIP. Each of the named executive officers also contributed a portion of his 2011, 2010 and 2009 salaries to the Danaher 401(k) Plan.

(2)	Mr. Culp deferred $475,000 of his non-equity incentive plan compensation for 2011 and $1,100,000 of his non-equity incentive plan compensation for 2010 into the EDIP. Mr. Lico deferred $100,000 of his non-equity incentive plan compensation for each of 2011 and 2010, respectively, into the EDIP and deferred $100,000 of his bonus compensation for 2009 into the EDIP. Mr. Joyce deferred $300,000 of his non-equity incentive plan compensation for 2011 and $220,000 of his non-equity incentive plan compensation for 2010 into the EDIP.

(3)	The amounts reflected in these columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity grants made in the applicable year. With respect to restricted stock units, the grant date fair value under FASB ASC Topic 718 is calculated based on the number of shares of Common Stock underlying the RSU, times the closing price of the Danaher Common Stock on the date of grant. With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures):

Name	Year of grant	Risk-free interest rate	Stock price volatility rate	Dividend yield	Option life
Culp	2011	3.19%	27.0%	0.2%	8.5 years
	2010	3.37%	30.0%	0.2%	8.5 years
	2009	2.71%	35.0%	0.2%	9.5 years
Daniel	2011	3.19%	27.0%	0.2%	8.5 years
	2010	3.41%	30.0%	0.2%	8.5 years
	2009	2.08%	35.0%	0.2%	6.0 years
Comas, Joyce, Lico	2011	3.19%	27.0%	0.2%	8.5 years
	2010	3.41%	30.0%	0.2%	8.5 years
	2009	2.71%	35.0%	0.2%	9.5 years

(4)	For each named executive officer, the amount set forth represents the aggregate change in the actuarial present value of the officer’s accumulated benefit under the Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan between the December 31, 2010 plan measurement date and the December 31, 2011 plan measurement date. The material assumptions used in quantifying the present value of the accumulated benefit at each of December 31, 2010 and December 31, 2011 are as follows: an interest crediting rate (applied from the plan measurement date until normal retirement age) of 4.2% for the plan measurement date of December 31, 2010 and 3.5% for the plan measurement date of December 31, 2011; a retirement age of 65, which is normal retirement age under the Cash Balance Plan; payment of the accrued obligations in a lump sum upon retirement; and the discount rates as set forth in Note 11 to Danaher’s consolidated financial statements included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2011. We do not provide any above-market or preferential earnings on compensation that is deferred on a basis that is not tax qualified.

(5)	Includes $17,464 in Danaher contributions to Mr. Culp’s account in the 401(k) Plan; $251,500 in Danaher contributions to his account in the EDIP; and an aggregate of $453,104 in perquisites consisting of the following: $396,393 relating to personal use of Danaher’s aircraft, plus amounts related to tax preparation and professional services, parking expenses and tickets to entertainment events. For purposes of the Summary Compensation Table, the incremental cost to the Company of the personal aircraft use is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular aircraft for the year. Since the aircraft is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the aircraft, exterior paint and other maintenance and inspection and capital improvement costs intended to cover a multiple-year period. The Company does not provide tax gross-ups with respect to any perquisites received by any executive officer.

(6)	In February 2010, the Committee paid all of Mr. Culp’s discretionary bonus for 2009 (and one-half of the discretionary bonuses for 2009 paid to each of the other named executive officers) in RSUs subject to time and performance-based vesting. Even though these awards relate to 2009 performance, in accordance with SEC rules they are disclosed as 2010 Stock Awards in this table because they were granted in 2010. Of the amounts set forth in the Stock Awards column for 2010, the following portions are attributable to these 2009 discretionary bonuses: for Mr. Culp, $2,089,920; Mr. Comas, $271,690; Mr. Daniel, $181,375; Mr. Joyce, $284,752; and Mr. Lico, $258,628.

(7)	Includes $17,464 in Danaher contributions to Mr. Comas’ account in the 401(k) Plan; $99,025 in Danaher contributions to his account in the EDIP; and an aggregate of $136,772 in perquisites consisting of the following: $127,653 relating to personal use of Danaher’s aircraft, plus amounts relating to tax preparation and professional services, parking expenses and tickets to entertainment events. The incremental cost to the Company of the personal aircraft use is calculated in the same manner as set forth in Footnote (5) above.

(8)	With respect to Mr. Daniel, consists of $17,464 in Danaher contributions to his account in the 401(k) Plan and $53,475 in Danaher contributions to his account in the EDIP; with respect to Mr. Joyce, consists of $17,464 in Danaher contributions to his account in the 401(k) Plan and $89,125 in Danaher contributions to his account in the EDIP; and with respect to Mr. Lico, consists of $17,464 in Danaher contributions to his account in the 401(k) Plan and $71,300 in Danaher contributions to his account in the EDIP.

Grants of Plan-Based Awards for Fiscal 2011

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers in 2011.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Option Awards: Number of Securities Underlying Options (#) (2)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Target ($)	Maximum ($)	Target (#)
H. Lawrence Culp, Jr.	Annual cash incentive compensation	2/23/2011	$5,000,000	$5,000,000	—		—		—	—
	Stock options	2/23/2011	—	—	—		387,080	(4)	$49.59	$7,382,003
	Performance-based restricted stock units	2/23/2011	—	—	154,835	(5)	—		—	$7,678,268

Daniel L. Comas	Annual cash incentive compensation	2/23/2011	$1,883,700	$5,000,000	—		—		—	—
	Stock options	2/23/2011	—	—	—		90,320	(4)	$49.59	$1,722,493
	Performance-based restricted stock units	2/23/2011	—	—	36,130	(5)	—		—	$1,791,687

William K. Daniel II	Annual cash incentive compensation	2/23/2011	$1,704,300	$5,000,000	—		—		—	—
	Stock options	2/23/2011	—	—	—		64,520	(4)	$49.59	$1,230,461
	Performance-based restricted stock units	2/23/2011	—	—	25,810	(5)	—		—	$1,279,918

Thomas P. Joyce, Jr.	Annual cash incentive compensation	2/23/2011	$1,704,300	$5,000,000	—		—		—	—
	Stock options	2/23/2011	—	—	—		77,420	(4)	$49.59	$1,476,477
	Performance-based restricted stock units	2/23/2011	—	—	30,970	(5)	—		—	$1,535,802

James A. Lico	Annual cash incentive compensation	2/23/2011	$1,704,300	$5,000,000	—		—		—	—
	Stock options	2/23/2011	—	—	—		77,420	(4)	$49.59	$1,476,477
	Performance-based restricted stock units	2/23/2011	—	—	30,970	(5)	—		—	$1,535,802

(1)	These columns relate to potential cash award opportunities in 2011 under Danaher’s 2007 Executive Incentive Compensation Plan. Payout opportunities under these awards were based on the degree of period-to-period increase or decline in Danaher’s earnings per share and Danaher’s free cash flow-to-net income conversion ratio for the year (in each case, as adjusted for specified items), rather than based on achievement of a specific performance goal, and the Committee’s exercise of negative discretion. As such there was no “threshold” or “target” specified for these awards. See “Employee Benefit Plans” for a description of Danaher’s 2007 Executive Incentive Compensation Plan. Because there was no “target” specified for these awards, pursuant to Instruction 2 of Item 402(d) under Regulation S-K promulgated under the Securities Exchange Act, the amounts set forth in the “Target” column are theoretical amounts based upon the prior year’s level of Company financial performance. Because there was no “threshold” specified for these awards, the “Threshold” column has been omitted.

(2)	These columns relate to awards granted under the 2007 Stock Incentive Plan (the “2007 Plan”), the terms of which apply to all of the equity awards described in this table. Please see “Employee Benefit Plans” for a description of the 2007 Plan.

(3)	Reflects the grant date fair value of RSU awards and stock option awards, as applicable, calculated in accordance with FASB ASC Topic 718. For the assumptions used in determining the grant date fair value under FASB ASC Topic 718, please see Footnote 3 to the Summary Compensation Table.

(4)	For a description of the vesting terms of the award, please see Footnote 3 to the Outstanding Equity Awards at 2011 Fiscal Year-End Table.

(5)	For a description of the vesting terms of the award, please see Footnote 6 to the Outstanding Equity Awards at 2011 Fiscal Year-End Table.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2011. All of the awards set forth in the table below granted on or before May 15, 2007 are governed by the terms and conditions of the Amended and Restated 1998 Stock Option Plan (the “1998 Plan”), and the awards granted after May 15, 2007 are governed by the terms and conditions of the 2007 Plan.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
H. Lawrence Culp, Jr.	2/23/2011	—		387,080	(3)	$49.59	2/23/2021	—		—	—		—
	2/25/2010	—		311,808	(3)	$37.27	2/25/2020	—		—	—		—
	2/24/2009	—		422,800	(3)	$26.29	2/24/2019	—		—	—		—
	2/27/2006	1,621,000	(4)	—		$30.84	2/27/2016	—		—	—		—
	12/2/2003	175,000	(5)	—		$20.74	3/26/2013	—		—	—		—
	9/26/2003	575,000	(5)	—		$18.58	3/26/2013	—		—	—		—
	6/27/2003	575,000	(5)	—		$17.08	3/26/2013	—		—	—		—
	3/26/2003	81,596	(5)	—		$16.72	3/26/2013	—		—	—		—
	2/23/2011	—		—		—	—	—		—	154,835	(6)	$7,283,438
	2/23/2010	—		—		—	—	28,000	(7)	$1,317,120	—		—
	2/25/2010	—		—		—	—	124,724	(8)	$5,867,016	—		—
	2/24/2009	—		—		—	—	169,200	(8)	$7,959,168	—		—
	2/27/2006	—		—		—	—	648,000	(9)	$30,481,920	—		—

Daniel L. Comas	2/23/2011	—		90,320	(3)	$49.59	2/23/2021	—		—	—		—
	2/23/2010	—		95,280	(3)	$37.32	2/23/2020	—		—	—		—
	2/24/2009	—		121,140	(3)	$26.29	2/24/2019	—		—	—		—
	2/20/2008	—		109,280	(3)	$37.75	2/20/2018	—		—	—		—
	2/22/2007	50,600	(3)	50,600	(3)	$37.07	2/22/2017	—		—	—		—
	5/4/2005	200,000		—		$25.85	5/4/2015	—		—	—		—
	5/4/2005	200,000		—		$25.85	5/4/2015	—		—	—		—
	3/2/2004	50,000		—		$22.62	3/2/2014	—		—	—		—
	2/23/2011	—		—		—	—	—		—	36,130	(6)	$1,699,555
	2/23/2010	—		—		—	—	3,640	(7)	$171,225	—		—
	2/23/2010	—		—		—	—	38,110	(8)	$1,792,694	—		—
	2/24/2009	—		—		—	—	48,450	(8)	$2,279,088	—		—
	2/20/2008	—		—		—	—	29,140	(8)	$1,370,745	—		—
	2/22/2007	—		—		—	—	13,500	(8)	$635,040	—		—

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
William K. Daniel II	2/23/2011	—		64,520	(3)	$49.59	2/23/2021	—		—	—		—
	2/23/2010	—		77,960	(3)	$37.32	2/23/2020	—		—	—		—
	2/24/2009	—		99,120	(10)	$26.29	2/24/2019	—		—	—		—
	7/24/2008	—		26,140	(3)	$39.82	7/24/2018	—		—	—		—
	2/20/2008	—		39,740	(3)	$37.75	2/20/2018	—		—	—		—
	2/22/2007	14,200	(3)	14,200	(3)	$37.07	2/22/2017	—		—	—		—
	9/12/2006	30,000		—		$32.46	9/12/2016	—		—	—		—
	2/23/2011	—		—		—	—	—		—	25,810	(6)	$1,214,102
	2/23/2010	—		—		—	—	2,430	(7)	$114,307	—		—
	2/23/2010	—		—		—	—	31,190	(8)	$1,467,177	—		—
	2/24/2009	—		—		—	—	39,650	(11)	$1,865,136	—		—
	7/24/2008	—		—		—	—	15,680	(8)	$737,587	—		—
	2/20/2008	—		—		—	—	10,600	(8)	$498,624	—		—
	2/22/2007	—		—		—	—	3,800	(8)	$178,752	—		—

Thomas P. Joyce, Jr.	2/23/2011	—		77,420	(3)	$49.59	2/23/2021	—		—	—		—
	2/23/2010	—		95,280	(3)	$37.32	2/23/2020	—		—	—		—
	2/24/2009	—		121,140	(3)	$26.29	2/24/2019	—		—	—		—
	2/20/2008	—		109,280	(3)	$37.75	2/20/2018	—		—	—		—
	2/22/2007	50,600	(3)	50,600	(3)	$37.07	2/22/2017	—		—	—		—
	5/26/2006	50,000				$32.07	5/26/2016
	2/23/2006	48,000		—		$30.73	2/23/2016	—		—	—		—
	3/2/2004	120,000		—		$22.62	3/2/2014	—		—	—		—
	2/23/2011	—		—		—	—	—		—	30,970	(6)	$1,456,828
	2/23/2010	—		—		—	—	3,816	(7)	$179,504	—		—
	2/23/2010	—		—		—	—	38,110	(8)	$1,792,694	—		—
	2/24/2009	—		—		—	—	48,450	(8)	$2,279,088	—		—
	2/20/2008	—		—		—	—	29,140	(8)	$1,370,745	—		—
	2/22/2007	—		—		—	—	13,500	(8)	$635,040	—		—

James A. Lico	2/23/2011	—		77,420	(3)	$49.59	2/23/2021	—		—	—		—
	2/23/2010	—		95,280	(3)	$37.32	2/23/2020	—		—	—		—
	2/24/2009	—		121,140	(3)	$26.29	2/24/2019	—		—	—		—
	2/20/2008	—		109,280	(3)	$37.75	2/20/2018	—		—	—		—
	2/22/2007	50,600	(3)	50,600	(3)	$37.07	2/22/2017	—		—	—		—
	2/23/2006	98,000		—		$30.73	2/23/2016	—		—	—		—
	3/2/2004	225,000		—		$22.62	3/2/2014	—		—	—		—
	2/23/2011	—		—		—	—	—		—	30,970	(6)	$1,456,828
	2/23/2010	—		—		—	—	3,466	(7)	$163,040	—		—
	2/23/2010	—		—		—	—	38,110	(8)	$1,792,694	—		—
	2/24/2009	—		—		—	—	48,450	(8)	$2,279,088	—		—
	2/20/2008	—		—		—	—	29,140	(8)	$1,370,745	—		—
	2/22/2007	—		—		—	—	13,500	(8)	$635,040	—		—

(1)	With respect to the unexercisable options and unvested RSUs reflected in the table above, the footnotes below describe the vesting terms applicable to the entire award of which such options or RSUs were a part.

(2)	Market value is calculated based on the closing price of Danaher’s Common Stock on December 30, 2011 as reported on the NYSE ($47.04 per share), times the number of shares.

(3)	Under the terms of the award, 50% of the options granted become or became exercisable on each of the fourth and fifth anniversaries of the grant date.

(4)	In September 2011, Mr. Culp gifted these stock options to a limited liability company, the members of which are Mr. Culp and an entity controlled by Mr. Culp.

(5)	If we terminate Mr. Culp’s employment without “cause” or if Mr. Culp resigns for “good reason” (these terms have the meanings set forth in Mr. Culp’s employment agreement, as described under “Employment Agreements—Employment Agreement with H. Lawrence Culp, Jr.,” except that the term “good reason” only includes circumstances where Danaher (1) has materially breached Mr. Culp’s employment agreement and has not corrected the breach after receiving notice and the opportunity to correct it, (2) assigns Mr. Culp duties inconsistent with his position as President and CEO, or (3) undergoes a change-of-control, merger or acquisition with another entity and Mr. Culp does not continue as the president and CEO of the most senior entity that results from the transaction), the indicated options will remain exercisable for six months after the termination date. In April 2010, Mr. Culp gifted the stock options granted as of June 27, 2003, September 26, 2003 and December 2, 2003 to a limited liability company, the members of which are Mr. Culp and an entity controlled by Mr. Culp. In September 2011, Mr. Culp gifted the stock options granted as of March 26, 2003 to a limited liability company, the members of which are Mr. Culp and an entity controlled by Mr. Culp.

(6)	The RSU award is subject to both time-based and performance-based vesting criteria. Pursuant to the time-based vesting provisions, one-half of the RSUs will vest on each of the fourth and fifth anniversaries of the grant date. The grantee will not vest in any of the RSUs however unless (A) Danaher completes four consecutive fiscal quarters starting after the grant date and ending on or prior to the tenth anniversary of the grant date in which (x) Adjusted EPS exceeds 110% of the Adjusted EPS for the four fiscal quarters ended December 31, 2010 and (y) Danaher achieves positive net income; and (B) the Compensation Committee certifies that the foregoing performance criteria have been satisfied. For purposes of this footnote, Adjusted EPS is defined as fully diluted earnings per share as determined pursuant to generally accepted accounting principles consistently applied (“GAAP”) but excluding (1) extraordinary or nonrecurring items in accordance with GAAP, (2) the impact of any change in accounting principles that occurs during either the baseline period or the performance period and the cumulative effect thereof (the committee may either apply the changed accounting principle to the baseline period and the performance period, or exclude the changed accounting principle from both periods), other than changes relating to the adoption of the new business combination accounting standards effective January 1, 2009, which are addressed as appropriate in subsection (6) below, (3) goodwill and other intangible impairment charges, (4) gains or charges associated with discontinued operations or with the obtaining or losing control of a business, (5) gains or charges related to the sale or impairment of assets, (6)(i) all transaction costs directly related to acquisitions, (ii) all restructuring charges directly related to acquisitions and incurred within two years of the acquisition date, (iii) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (iv) all other charges directly related to acquisitions and incurred within two years of the acquisition date, and (7) the impact of any discrete income tax charges or benefits identified in the period; provided, that with respect to the gains and charges referred to in sections (3), (4), (5), (6)(iii), (6)(iv) and (7), only gains or charges that individually or as part of a series of related items exceed $10 million in aggregate during the baseline and measurement periods are excluded.

(7)	The RSU award was granted subject to both time-based and performance-based vesting criteria, and Danaher’s Compensation Committee has certified that the performance-based vesting criteria applicable to the award have been satisfied. Pursuant to the time-based vesting provisions, one-half of the RSUs vested on April 30, 2011 and the remainder will vest on April 30, 2012.

(8)	The RSU award was granted subject to both time-based and performance-based vesting criteria, and Danaher’s Compensation Committee has certified that the performance-based vesting criteria applicable to the award have been satisfied. Pursuant to the time-based vesting provisions, 50% of the award vests or vested on each of the fourth and fifth anniversaries of the grant date.

(9)	The RSU award was granted subject to both time-based and performance-based vesting criteria. Danaher’s Compensation Committee previously certified that the performance-based vesting criteria applicable to the award have been satisfied, and the time-based vesting provisions were satisfied on February 27, 2012, the sixth anniversary of the grant date.

(10)	Under the terms of the award, one-third of the options granted become or became exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(11)	The RSU award was granted subject to both time-based and performance-based vesting criteria, and Danaher’s Compensation Committee has certified that the performance-based vesting criteria applicable to the award have been satisfied. Pursuant to the time-based vesting provisions, one-third of the RSUs vest or vested on each of the third, fourth and fifth anniversaries of the grant date.

Option Exercises and Stock Vested During Fiscal 2011

The following table summarizes stock option exercises and the vesting of restricted stock unit awards with respect to our named executive officers in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
H. Lawrence Culp, Jr.	400,000	$11,120,187	28,000	$1,546,720
Daniel L. Comas	220,000	$6,264,747	17,140	$882,419
William K. Daniel II	0	—	36,230	$1,633,119
Thomas P. Joyce, Jr.	0	—	30,314	$1,561,000
James A. Lico	175,000	$4,440,368	29,964	$1,517,366

(1)	Calculated by multiplying the number of shares acquired times the difference between the exercise price and the market price of Danaher Common Stock at the time of exercise.

(2)	Calculated by multiplying the number of shares acquired times the closing price of Danaher’s Common Stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2011 Pension Benefits

The table below shows as of December 31, 2011, the present value of accumulated benefits payable to each of the named executive officers under the Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan (the “Cash Balance Plan”), which is the only defined benefit pension plan in which any of the named executive officers participates. The Cash Balance Plan is part of the Danaher Corporation & Subsidiaries Pension Plan, a funded pension plan qualified under Section 401(a) of the Code. Prior to the inception of the Cash Balance Plan in 1997, Danaher made annual contributions to the defined contribution retirement plans of substantially all of its United States salaried employees, in an amount equal to 3% of the employee’s annual, eligible base salary. From 1997 through 2003, in lieu of these contributions, Danaher credited the same level of contributions to the Cash Balance Plan for each covered employee. As of December 31, 2003, the plan was “frozen” with respect to substantially all participants under the plan (including all of the named executive officers) and no further contributions will be made with respect to such participants under the plan. All accrued benefits under the plan for these participants became 100% vested as of such date. All account balances under the plan with respect to these participants (including all of the named executive officers) now increase each year at the annual rate of interest on 30-year Treasury securities for the month of November preceding the first day of the applicable plan year. Upon termination of employment, a participant receives his or her vested accrued benefit in cash or as an annuity (based on the participant’s election).

The material assumptions used in quantifying the present value of the accumulated benefit at December 31, 2011 are as follows: an interest crediting rate (applied from the plan measurement date until normal retirement age) of 3.5%; a retirement age of 65, which is normal retirement age under the Cash Balance Plan; payment of the accrued obligations in a lump sum upon retirement; and the discount rates as set forth in Note 11 to Danaher’s consolidated financial statements included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2011. There were no payments made to any named executive officers under the Cash Balance Plan in 2011.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)
H. Lawrence Culp, Jr.	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	7.0	$46,887
Daniel L. Comas	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	7.0	$59,251
William K. Daniel II	—	—	—
Thomas P. Joyce, Jr.	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	7.0	$94,143
James A. Lico	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	6.4	$62,645

(1)	Represents the number of years the named executive officer participated in the Cash Balance Plan before it was frozen in 2003 with respect to new Danaher contributions.

(2)	Calculated as of December 31, 2011, the pension plan measurement date used in Danaher’s financial statements as of and for the year ended December 31, 2011.

2011 Nonqualified Deferred Compensation

The table below sets forth for each named executive officer information regarding participation in the EDIP. There were no withdrawals by or distributions to any of the named executive officers from the EDIP in 2011. For a description of the EDIP, please see “Employee Benefit Plans—Executive Deferred Incentive Program.”

Name	Plan Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
H. Lawrence Culp, Jr.	EDIP	$1,100,000	$251,500		$416,938	0	$15,497,740
Daniel L. Comas	EDIP	0	$99,025		$1,367	0	$1,011,638
William K. Daniel II	EDIP	$72,000	$53,475	-$	4,443	0	$539,244
Thomas P. Joyce, Jr.	EDIP	$340,000	$89,125	-$	32,324	0	$3,637,646
James A. Lico	EDIP	$100,000	$71,300	-$	5,088	0	$2,255,626

(1)	Consists of contributions to the EDIP of the following amounts reported in the Summary Compensation Table:

Name	2011 Salary	Non-Equity Incentive Plan Compensation Earned With Respect to 2010 but Deferred in 2011
H. Lawrence Culp, Jr.	0	$1,100,000
Daniel L. Comas	0	0
William K. Daniel II	$72,000	0
Thomas P. Joyce, Jr.	$120,000	$220,000
James A. Lico	0	$100,000

(2)	The amounts set forth in this column are included as 2011 compensation under the “All Other Compensation” column in the Summary Compensation Table.

(3)	None of the amounts set forth in this column are included as compensation in the Summary Compensation Table. The earnings rates available for EDIP balances are the same as the earnings rates of the investment options offered under the 401(k) Plan (except for a real estate mutual fund that is offered under the EDIP and not under the 401(k) Plan, and except for any investment options that may only be offered under a tax qualified plan). Participants may elect the earnings rates that apply to their EDIP balances (except that all Danaher contributions to the EDIP are subject to the Danaher Stock Fund earnings rate). The table below shows each investment option that was available under the EDIP at any time during 2011 and the rate of return for each such option for the calendar year ended December 31, 2011:

EDIP Investment Option	Rate of Return from January 1, 2011 through December 31, 2011 (%)	EDIP Investment Option	Rate of Return from January 1, 2011 through December 31, 2011 (%)
American Beacon Small Cap Value Fund—Institutional Class	-4.05	Templeton World Fund ADV	-5.21
American Funds® Growth Fund of America®—Class R4	-4.53	Fidelity Institutional Money Market Fund	0.16
Cohen & Steers Realty Shares, Inc.	6.18	Fidelity Freedom 2005 Fund®	0.36
Danaher Stock Fund	-0.9	Fidelity Freedom 2010 Fund®	-0.19
Fidelity Diversified International Fund	-13.62	Fidelity Freedom 2015 Fund®	-0.34
Fidelity Equity-Income Fund	-4.54	Fidelity Freedom 2020 Fund®	-1.24
Fidelity Low-Priced Stock Fund	0.06	Fidelity Freedom 2025 Fund®	-2.5
Fidelity Magellan® Fund	-11.43	Fidelity Freedom 2030 Fund®	-3.09
Franklin Small-Mid Cap Growth Fund—Advisor Class	-4.65	Fidelity Freedom 2035 Fund®	-4.53
Legg Mason Capital Management Value Fund	-2.99	Fidelity Freedom 2040 Fund®	-4.64
Fidelity Freedom Income Fund®	2.12	Fidelity Freedom 2045 Fund®	-4.95
Dodge & Cox International Stock Fund	-15.97	Fidelity Freedom 2050 Fund®	-5.5
Spartan 500 Index Institutional Fund	2.09	Fidelity Managed Income Portfolio II—Class 3	12
PIMCO Total Return Fund— Institutional Class	4.16	Vanguard Inflation Protected Securities Fund—Institutional Class	13.39

(4)	The table below indicates for each named executive officer how much of the EDIP balance set forth in this column has been reported as compensation in the Summary Compensation Table with respect to 2006 and subsequent years:

Name	Amount included in “Aggregate Balance at Last FYE” column that has been reported as compensation in Summary Compensation Table
H. Lawrence Culp, Jr.	$5,410,687
Daniel L. Comas	$434,638
William K. Daniel II	$344,228
Thomas P. Joyce, Jr.	$1,722,388
James A. Lico	$941,391

Employment Agreements

Employment Agreement with H. Lawrence Culp, Jr.

We entered into an employment agreement with Mr. Culp, our President and CEO, dated as of July 18, 2000, and amended the agreement November 19, 2001 and December 30, 2008 (with effect as of January 1, 2009). The original three-year term of the agreement was scheduled to expire on July 18, 2003. The agreement provides however that as of July 18, 2002, and on every subsequent anniversary of that date, the term of the agreement is automatically extended for an additional one year period. If either we or Mr. Culp provides notice, at least 90 days prior to the next anniversary date of the employment agreement, that Mr. Culp’s employment will terminate as of the end of the then-current term of the employment agreement, the agreement will terminate at the end of the then-current term of the agreement. The expiration date of the agreement is currently July 18, 2013.

Under the agreement, Mr. Culp is entitled to (1) a base salary that is no less than the highest base salary paid to him at any time during the term of the agreement; (2) an annual bonus opportunity for which the baseline bonus percentage shall be one hundred twenty-five percent (125%) of Mr. Culp’s base salary; (3) all benefit and fringe benefit plans in which our other executives participate; and (4) tax and financial planning advice and an annual physical examination. During any period that Mr. Culp cannot perform his duties as a result of a physical or mental illness (a “disability”) he is entitled to continue receiving all of the elements of compensation described above, until his employment is terminated.

The agreement prohibits Mr. Culp from disclosing Danaher confidential information during or after his employment. The agreement also prohibits Mr. Culp, at any time during his employment and for three years after his employment ends, from competing with Danaher in the United States or anywhere else in the world where Danaher is doing business or has reasonably firm plans to do business, and from soliciting any of our employees away from Danaher.

We may terminate Mr. Culp’s employment if as a result of disability, he is absent from his duties on a full-time basis for 6 consecutive months and within thirty days of notice of termination has not returned to his duties on a full-time basis. We may also terminate his employment either for cause or without cause. “Cause” means that Mr. Culp willfully fails to perform his duties (other than because of disability) after he has received notice of the failure and has had an opportunity to correct it, willfully engages in misconduct that materially injures Danaher, or is convicted of a felony.

Mr. Culp may terminate his employment at any time, with or without good reason (provided that any termination for good reason must occur not more than two years following the initial existence of the condition alleged to constitute good reason). “Good reason” means that Danaher:

•	has materially breached Mr. Culp’s employment agreement and has not corrected the breach after receiving notice and the opportunity to correct it;

•	attempts to terminate Mr. Culp without complying with the notice provisions required under the employment agreement;

•	assigns Mr. Culp duties inconsistent with his position as President and Chief Executive Officer;

•	relocates Mr. Culp outside the Washington, D.C. area;

•

discontinues any material compensation or benefit plan that Mr. Culp participated in as of July 18, 2000 without providing an equitable substitute, or provides Mr. Culp with benefits materially less favorable than the level of benefits he enjoyed under those plans as of July 18, 2000;

•	undergoes a change-of-control, merger or acquisition with another entity and Mr. Culp does not continue as the President and CEO of the most senior entity that results from the transaction; or

•	does not obtain a satisfactory agreement from its successor to assume Mr. Culp’s employment agreement.

The agreement defines a “change-of-control” as (a) the acquisition by an individual, entity or group of the greater of (i) thirty percent or more of either the outstanding Danaher Common Stock, or of the combined voting power of outstanding Danaher securities entitled to vote generally in the election of directors (“Danaher voting securities”), or (ii) the lowest whole-number percentage of outstanding Danaher Common Stock or Danaher voting securities, as applicable, that is greater than the percentage owned on a combined basis by Steven Rales, Mitchell Rales and their affiliates; (b) individuals who as of July 18, 2000 constituted a majority of our Board (“incumbent directors”) no longer constituting a majority of our Board (although individuals who are elected, or whose nomination for election is approved, by a majority of the incumbent directors are (with certain exceptions) also considered incumbent directors); (c) consummation of a reorganization, merger or consolidation or sale of all or substantially all of Danaher’s assets (“business combination”), unless following the business combination, the persons who beneficially owned more than fifty percent of the Danaher Common Stock and who beneficially owned more than fifty percent of the voting power of the Danaher voting securities, respectively, immediately prior to the business combination continue to own more than fifty percent of the outstanding common stock and more than fifty percent of the voting power of the outstanding voting securities, respectively, of the entity resulting from the business combination, in substantially the same proportions as their ownership prior to the business combination; or (d) approval by our shareholders of a complete liquidation or dissolution of Danaher.

If Mr. Culp’s employment ends for any reason, he is entitled to receive within 14 days after termination his base salary through the date of termination, the balance of any annual or long-term cash incentive awards earned but not yet paid and any deferred compensation allocated to his account as of the later of the date of termination or date of payment, and any other amounts or benefits required to be paid to him according to the terms of any other Danaher plan (at the time such payments are due under the plan). Mr. Culp is also entitled to receive the following additional amounts upon certain events of termination:

•

If Mr. Culp dies, or at least 90 days prior to the next anniversary date of the employment agreement provides notice that his employment will terminate as of the end of the then-current term of the employment agreement, he is entitled to receive no later than two and one-half months following the end of the calendar year in which the death or date of termination occurs an amount equal to the product of (x) an amount equal to the average of the annual bonus awards paid to Mr. Culp with respect to the three years preceding the year of termination, but such amount not to exceed two hundred and fifty percent (250%) of his then-current base salary, times (y) the number of days in the calendar year of termination through the date of termination, divided by 365 (the “Pro Rata Payment”).

•

If we terminate Mr. Culp’s employment on account of disability, he is entitled to receive the Pro Rata Payment (on the same timetable as described above) and have his employee welfare benefit plans and programs continued for 12 months following the termination.

•

If we terminate Mr. Culp’s employment other than for cause or disability (including if we terminate by providing notice of termination at least 90 days prior to the next anniversary date of the employment agreement), or if he terminates his employment for good reason, Mr. Culp is entitled to (1) receive the Pro Rata Payment (on the same timetable as described above), (2) receive an amount equal to twice the sum of (x) his then-current base salary and (y) an amount equal to the average of the annual bonus awards paid to Mr. Culp with respect to the three years preceding the year of termination (but such amount not to exceed two hundred and fifty percent (250%) of his then-current base salary), paid out over twenty four months according to the normal payroll cycle; (3) reimbursement for reasonable legal fees and expenses that he incurs in connection with the termination; (4) have health and welfare benefits continued for himself and his family for twenty-four months following the termination; and (5) if any amount that Mr. Culp receives from us or a party that acquires us would be subject to the excise tax imposed by Section 4999 of the Code, or related penalties or interest, an additional payment equal to the amount of such excise tax, penalties and interest, as well as a further sum that would have the effect of making Mr. Culp whole for any taxes applicable to such payment, payable no later than the time Mr. Culp is required to pay the underlying excise and income taxes.

The agreement also contains other terms intended to ensure that, with respect to any payments to be made under the agreement that could constitute deferred compensation under Section 409A of the Code, such payments will either be exempt from the application of Section 409A or will be made in compliance with Section 409A (which may result in such payments being delayed for six months).

Named Executive Officer Proprietary Interest Agreements

We have entered into an agreement with each of Messrs. Comas, Daniel, Joyce and Lico under which each such officer is subject to certain covenants designed to protect Danaher’s proprietary interests (Mr. Culp’s confidentiality and post-employment covenants are set forth in his employment agreement, which is described above). The terms of the agreements to which each such named executive officer is a party are all the same. During and after the officer’s employment with us, he is prohibited from disclosing or improperly using any of our confidential information, subject to certain customary exceptions. During the officer’s employment with us and for one year (two years with respect to subsection (c) below) after such employment ends, the agreement prohibits him from directly or indirectly (a) competing with us; (b) selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which the officer has particular knowledge or expertise, (c) hiring or soliciting any of our current or recent employees, or otherwise assisting or encouraging any of our employees to leave us; (d) interfering with our vendor relationships; (e) developing competing products or services; or (f) making any disparaging comments about us. Each officer also agrees that with limited exceptions all intellectual property that he develops in connection with his employment with us belongs to us, and assigns us all rights he may have in any such intellectual property.

Under the agreement, if we terminate his employment without cause the officer is entitled to an amount equal to nine months of base salary, plus severance pay equal to three months salary if he signs our standard form of release at the time of termination. These amounts would be paid out over twelve months according to the normal payroll cycle. Under the agreement, “cause” is generally defined as the officer’s (a) dishonesty, fraud or other willful misconduct or gross negligence; (b) conviction of or pleading guilty or no contest to a felony, misdemeanor (other than a traffic violation) or other crime that would impair his ability to perform his duties or Danaher’s reputation; (c) refusal or willful failure to satisfactorily perform his duties or comply with our standards, policies or procedures; (d) material breach of the agreement; (e) death; or (f) termination because of illness that results in his absence from work on a full-time basis for twelve consecutive months.

Officers’ and Directors’ Indemnification and Insurance

Danaher’s Restated Certificate of Incorporation requires it to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of his or her service as a director or officer of Danaher, or by reason of serving at Danaher’s request as a director or officer of any other entity, subject to certain exceptions. Danaher’s Amended and Restated Bylaws provide for similar indemnification rights. In addition, each of Danaher Corporation’s directors and executive officers has executed an indemnification agreement with Danaher that provides for substantially similar indemnification rights and under which Danaher has agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. Danaher also has in effect directors and officers liability insurance covering all of Danaher’s directors and officers.

Potential Payments upon Termination or Change-of-Control as of 2011 Fiscal Year-End

The following table describes the payments and benefits that each named executive officer would be entitled to receive upon termination of employment or in connection with a change-of-control of Danaher. The amounts set forth below assume that the triggering event occurred on December 31, 2011. Where benefits are based on the market value of Danaher’s Common Stock, we have used the closing price of Danaher’s Common Stock as reported on the NYSE on December 30, 2011 ($47.04 per share). In addition to the amounts set forth below, upon any termination of employment each officer would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) Plan distributions, (2) receive accrued, vested balances under the EDIP and the Cash Balance Plan (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all Danaher contributions is zero), and (3) exercise vested stock options (except that under the terms of the 2007 Plan and the 1998 Plan, no employee can exercise any outstanding equity award after the time he or she is terminated, if the termination is for gross misconduct). The accrued, vested balances under the Cash Balance Plan and the EDIP for each named executive officer as of December 31, 2011 are set forth above under “—2011 Pension Benefits” and “—2011 Nonqualified Deferred Compensation,” respectively, and the terms of these plans as well as the 2007 Plan and the 1998 Plan are described under “Employee Benefit Plans.”

Severance and Change-of-Control Arrangements for Named Executive Officers

Named Executive Officer	Benefit	Termination/Change-of-Control Event
		Termination by executive without good reason	Termination of executive without cause or (for Mr. Culp only) termination by executive for good reason	Death of executive	Termination of executive as a result of disability	Change-of- Control (1)
H. Lawrence Culp, Jr.	Value of unvested stock options that would be accelerated (2)	—	—	$11,819,464	—	—
	Value of unvested RSUs that would be accelerated (2)	—	—	$10,968,487	—	—
	Benefits continuation (3)	—	$31,758	—	$15,879	—
	Cash payments under employment agreement (3)	(4)	$10,618,891	$2,794,445	$2,794,445	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$767,065	—	—
	Total:	(4)	$10,650,649	$26,349,461	$2,810,324	—

Daniel L. Comas	Value of unvested stock options that would be accelerated (2)	—	—	$4,454,988	—	—
	Value of unvested RSUs that would be accelerated (2)	—	—	$4,132,391	—	—
	Benefits continuation (6)	—	$13,323	—	—	—
	Cash payments under Proprietary Interest Agreement (7)	—	$630,000	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$269,555	—	—
	Total:	—	$643,323	$8,856,934	—	—

William K. Daniel II	Value of unvested stock options that would be accelerated (2)	—	—	$3,372,427	—	—
	Value of unvested RSUs that would be accelerated (2)	—	—	$3,606,707	—	—
	Benefits continuation (6)	—	$13,323	—	—	—
	Cash payments under Proprietary Interest Agreement (7)	—	$570,000	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$313,703	—	—
	Total:	—	$583,323	$7,292,837	—	—

Thomas P. Joyce, Jr.	Value of unvested stock options that would be accelerated (2)	—	—	$4,454,988	—	—
	Value of unvested RSUs that would be accelerated (2)	—		$4,086,056	—	—
	Benefits continuation (6)	—	$13,323	—	—	—
	Cash payments under Proprietary Interest Agreement (7)	—	$570,000	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$288,998	—	—
	Total:	—	$583,323	$8,830,042	—	—

James A. Lico	Value of unvested stock options that would be accelerated (2)	—	—	$4,454,988	—	—
	Value of unvested RSUs that would be accelerated (2)	—	—	$4,069,591	—	—
	Benefits continuation (6)	—	$13,323	—	—	—
	Cash payments under Proprietary Interest Agreement (7)	—	$570,000	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$234,999	—	—
	Total:	—	$583,323	$8,759,578	—	—

The values reflected in the table above relating to the acceleration of stock options and RSUs reflect the intrinsic value (that is, the value based on the price of Danaher’s Common Stock, and in the case of stock options minus the exercise price) of the options and RSUs that would have vested had the specified event of termination or change-of-control occurred as of December 31, 2011.

(1)	For a description of the treatment upon a change-of-control of outstanding equity awards granted under the 1998 Plan and under the 2007 Plan, respectively, please see “Employee Benefit Plans.” The tabular disclosure assumes that upon a change-of-control of Danaher (as defined in the 1998 Plan and the 2007 Plan, respectively), Danaher’s Board does not accelerate the vesting of any unvested RSUs or stock options held by the named executive officers. If a change-of-control had occurred as of December 31, 2011 and Danaher’s Board had allowed the unvested RSUs and stock options held by the named executive officers to accelerate, the intrinsic value of the stock options and RSUs held by these officers that would have been accelerated would have been as follows (no tax reimbursement or gross-up amounts would have been triggered by such accelerations): Stock options: Mr. Culp, $11,819,464; Mr. Comas, $4,959,470; Mr. Daniel, $3,514,001; Mr. Joyce, $4,959,470; and Mr. Lico, $4,959,470. RSUs: Mr. Culp, $52,908,663; Mr. Comas, $7,948,349; Mr. Daniel, $6,075,686; Mr. Joyce, $7,713,901; and Mr. Lico, $7,697,437.

(2)	The terms of the 2007 Plan provide for accelerated vesting of a participant’s stock options and certain of a participant’s RSUs if the participant dies during employment. For a description of these provisions under the 2007 Plan, please see “Employee Benefit Plans.”

(3)	Amounts reflected are provided pursuant to Mr. Culp’s employment agreement. For a summary of the provisions relating thereto (as well as the provisions relating to noncompetition and other post-closing covenants), please see “Employment Agreements—Employment Agreement with H. Lawrence Culp, Jr.”

(4)	Under Mr. Culp’s employment agreement, he is entitled to a pro rated cash payment if at least 90 days prior to the next anniversary date of the employment agreement he provides notice that his employment will terminate as of the end of the then-current term of the employment agreement. Please see “Employment Agreements” above for a description of how this cash payment is calculated. If Mr. Culp were to have provided notice on December 31, 2011 that his employment would terminate as of the end of the current term of his employment contract (July 18, 2013), pursuant to this provision upon the termination he would be entitled to receive an amount equal to $1,462,054 (assuming his base salary as of July 18, 2013 is the same as his base salary as of December 31, 2011 and his average annual cash incentive compensation from 2010-2012 is the same as from 2008-2010).

(5)	Under the terms of the EDIP, upon a participant’s death the unvested portion of the Company contributions that have been credited to the participant’s EDIP account would immediately vest.

(6)	Under the terms of Danaher’s Senior Leader Severance Pay Plan, upon a termination without cause each of Messrs. Comas, Daniel, Joyce and Lico would be entitled to continue coverage under specified welfare benefit plans of the Company for one year at the same cost as an active employee in a comparable position. For a description of the plan, please see “Employee Benefit Plans—Senior Leader Severance Pay Plan.”

(7)	Under the terms of the Proprietary Interest Agreements that each of Messrs. Comas, Daniel, Joyce and Lico have executed with Danaher, each is entitled to certain payments if Danaher terminates his employment without cause. For a description of these agreements (including the provisions relating to noncompetition and other post-closing covenants), please see “Employment Agreements—Named Executive Officer Proprietary Interest Agreements.” The amounts set forth in the table assume that the officer would have executed Danaher’s standard release in connection with any termination without cause.

Employee Benefit Plans

Following is a description of the cash incentive compensation, equity compensation, non-qualified deferred compensation and severance pay plans in which Danaher’s named executive officers participate. Each of these plans allows the plan administrator to exercise certain discretion in the administration of the plan, and as a result the plan administrator may administer the plan in a different manner from year to year, or in a different manner with respect to different plan participants, in each case to the extent permitted under the applicable plan.

2007 Executive Incentive Compensation Plan

General Terms of Plan. For a description of the material terms of the 2007 Executive Incentive Compensation Plan (the “Cash Incentive Plan”), please see “Proposal 4—Re-Approval of the Material Terms of the Performance Goals of the 2007 Executive Incentive Compensation Plan.”

2011 Performance Formula. In February 2011, the Committee adopted a performance formula for determining the amounts to be paid under the Cash Incentive Plan to each executive officer for 2011 (other than Steven Rales and Mitchell Rales, who do not participate in the plan). Under the formula, the maximum amount of cash incentive compensation payable to an executive officer for 2011 would equal the lesser of $5 million or the product of the following four elements (provided that no amounts would be paid if Danaher did not achieve positive net income for 2011):

•	the officer’s base salary received for 2011;

•

the officer’s baseline bonus percentage (for 2011, the Committee set the baseline bonus percentages for each named executive officer as follows: Mr. Culp, 125%, and for each of Messrs. Comas, Daniel, Joyce and Lico, 65%);

•	a personal factor of 2.0 (subject to the Committee’s exercise of negative discretion); and

•

a company performance factor calculated as follows. First, we determine the compounded annual growth (or decline) rate of the Company’s Adjusted EPS for the three years ended December 2011, and separately for the year ended December 31, 2011 (for the definition of Adjusted EPS, please see Footnote 3 in “Executive Compensation—Compensation Discussion & Analysis”). Giving the one-year growth rate a 75% weighting and the three-year growth rate a 25% weighting, we combine the two growth rates to create a blended growth rate, referred to as the “EPS factor.” The EPS factor is multiplied by four if the EPS factor is a positive number, and two if the EPS factor is a negative number. The product is then added to 0.9 to yield the “preliminary company performance factor.” We then calculate Danaher’s free cash flow-to-adjusted net income conversion ratio for 2011 (the “Cash Flow Ratio”, which is defined in Footnote 3 in “Executive Compensation—Compensation Discussion & Analysis”). The company performance factor is equal to the product of the preliminary company performance factor and:

•	0.8, if the Cash Flow Ratio is 0.8 or less;

•	the Cash Flow Ratio, if such ratio is greater than 0.8 but less than 1.0;

•	1.0, if the Cash Flow Ratio is equal to or greater than 1.0 but less than 1.1;

•	the Cash Flow Ratio minus 0.1, if the Cash Flow Ratio is equal to or greater than 1.1 but less than 1.3; or

•	1.2, if the Cash Flow Ratio is equal to or greater than 1.3.

After calculating the maximum amount payable to each named executive officer according to the formula, the Committee applied its negative discretion to reduce each officer’s personal factor to a number below 2.0 to determine the amount actually awarded to the officer for the year. The amounts actually awarded to each named executive officer for 2011 are set forth in “Executive Compensation—Summary Compensation Table.”

2012 Performance Formula. In February 2012, the Committee adopted a performance formula for 2012 pursuant to the terms of the Cash Incentive Plan as in effect as of the date of this proxy statement, which formula is substantially the same as the 2011 performance formula. For 2012, the Committee set the baseline bonus percentages for each named executive officer as follows: Mr. Culp, 125%, and for each of Messrs. Comas, Daniel, Joyce and Lico, 65%.

2007 Stock Incentive Plan

General. The Compensation Committee of the Board administers the 2007 Stock Incentive Plan and the 1998 Plan (described below). The following awards may be granted under the 2007 Plan: stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards, as such terms are defined in the 2007 Plan (collectively, all such awards are referred to as “awards”).

Awards Limits. The 2007 Plan authorizes the delivery of a total of 45 million authorized shares, of which no more than 14 million shares may be granted in any form other than stock options or SARs. In the case of any award intended to comply with Section 162(m), in any calendar year, no employee or director may be granted options or SARs under the 2007 Plan with respect to more than 3,000,000 shares of Danaher Common Stock, or restricted stock grants or awards of RSUs which in the aggregate cover the cash value equivalent of more than 3,000,000 shares of Common Stock (measured as of the date of grant, less $0.01 par value per share of Common Stock). Danaher intends to use any proceeds it receives under awards for general corporate purposes. No post-vesting or post-exercise holding period requirement applies to any shares issued pursuant to any equity awards under the 2007 Plan or 1998 Plan.

Adjustments. Upon any change in Danaher’s capitalization such as a Common Stock dividend or stock split, the Administrator will make a proportionate and appropriate adjustment to the number of shares underlying outstanding awards as well as the number of shares reserved for issuance under the 2007 Plan (including the limits regarding the number of shares available for awards granted in any form other than options or SARs) and the number and type of shares specified as the annual per-participant limitation for purposes of Section 162(m).

Performance Rules. Awards under the 2007 Plan may be subject to time-based and/or performance-based vesting conditions. Awards subject to performance-based vesting conditions may be designed to comply with Section 162(m). Under the 2007 Plan, an award that is designed to comply with Section 162(m) will be subject to any one of, or a combination of, the performance-based criteria described in the 2007 Plan, which are substantially similar to the performance criteria authorized under the Cash Incentive Plan as in effect as of the date of this proxy statement, as described in “Proposal 4—Re-Approval of the Material Terms of the Performance Goals of the 2007 Executive Incentive Compensation Plan.” The Administrator may express each performance objective in absolute and/or relative terms or ratios, based on or using comparisons with internal targets, past performance of Danaher (including the performance of one or more subsidiaries, platforms, divisions, operating units and/or other business units) and/or the past or current performance of unrelated companies. For awards subject to Section 162(m), the measures used in setting performance goals will, to the extent applicable, be determined in accordance with GAAP and in a manner consistent with the methods used in Danaher’s audited financial statements, but without regard to any adjustments that the Administrator in its sole discretion and no later than the earlier of the 90th day of the performance period or the date on which 25% of the performance period has been completed determines to make to such measures, as and to the extent permitted by the 2007 Plan. In addition, any award that is intended to comply with Section 162(m) will not vest under its terms unless Danaher has first achieved four consecutive fiscal quarters of positive net income during the period between the grant date and the tenth anniversary of the grant date and the Administrator has certified that such performance has been met. The Administrator will certify whether performance objectives are attained, and its determination will be final and conclusive. The Administrator may also use discretion to lower (but not increase) the benefits received under an award that are otherwise earned upon satisfaction of the applicable performance objectives.

Termination of Employment. Unless the Administrator determines otherwise, any options or SARs that are vested as of a participant’s termination of employment (including any options or SARs the vesting of which accelerates as a result of the participant’s death) will remain exercisable until the earlier of the expiration of the award’s term or:

•	12 months after termination, if the termination results from the participant’s death or disability;

•	the time of termination, if the participant’s employment is terminated for gross misconduct;

•

five years after termination, if the participant voluntarily terminates employment (1) at or after reaching retirement age (age 65) (“normal retirement”), or (2) before reaching age 65, if the Administrator determines that the termination constitutes an “early retirement.” In addition, upon normal retirement or early retirement any unvested options or SARs held by the participant at the retirement date will continue to vest until the earlier of expiration of the award’s term or the fifth anniversary of the retirement (none of the 2007 Plan provisions relating to normal retirement apply to grants made to employees in the European Economic Area (EEA) after June 2010, however); or

•	90 days following the termination date, in all other situations.

The Administrator has the discretion to determine whether and when a termination of employment has occurred. If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between Danaher and the participant. To the extent post-termination exercise of an option or SAR is permitted under the Plan and such exercise is not covered by an effective registration statement, the option or SAR will terminate on the later of 30 days after such exercise becomes covered by an effective registration statement or the end of the original post-termination exercise period, provided that no option or SAR may be exercised after the expiration of the award term.

In addition, under the following circumstances certain vesting provisions applicable to awards granted under the 2007 Plan will automatically accelerate.

•

Death. Upon termination of a participant’s employment or service due to death (1) all outstanding stock options become fully vested, and (2) the vesting of a portion of his or her outstanding RSUs is accelerated as of the date of death (with such portion determined on a pro-rata basis for each part of an award with a separate vesting period, by reference to the number of years between the date the RSUs were granted (with any partial year counting as a full year) and the date of death divided by the number of years in the vesting period).

•

Early retirement. Unless otherwise provided by the Administrator, in the event the Administrator grants “early retirement” treatment with respect to all or a specified portion of a participant’s outstanding awards, the time-based vesting of any portion of any RSU or restricted stock grant scheduled to vest during the five-year period immediately following the retirement date is accelerated (and any such awards that are subject to performance-based vesting criteria that remain unsatisfied as of the date of any such retirement will remain outstanding until the earlier of expiration of the award’s term or the fifth anniversary of the retirement, to determine whether such criteria become satisfied), and the balance of such RSUs or restricted stock grants terminates as of the retirement date.

•

Normal retirement. With respect to stock option and RSU awards granted prior to July 2010 to EEA employees (prior to July 2011 with respect to non-EEA employees), upon the participant’s attainment of age 65 while employed or in service, the time-based vesting provisions applicable to such awards automatically accelerate.

Corporate Changes. As defined in the 2007 Plan, a substantial corporate change includes the consummation of (i) Danaher’s dissolution or liquidation; (ii) a merger, consolidation, or reorganization in which Danaher is not the surviving entity (unless the voting securities of Danaher outstanding prior to such event continue to represent more than 50% of the voting securities of the surviving entity); (iii) the sale of all or substantially all of Danaher’s assets to another person or entity; or (iv) any transaction approved by the Board (including a merger or reorganization in which Danaher survives) that results in any person or entity (other than any affiliate of Danaher as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of Danaher. Upon a substantial corporate change, the 2007 Plan and any forfeitable portions of the awards will terminate unless provision is made for the assumption or substitution of the outstanding awards. Unless the Board determines otherwise, if any award would otherwise terminate upon a substantial corporate change, the Administrator will either (i) provide holders of options and SARs with a right, at such time before the consummation of the transaction as the Board designates, to exercise any unexercised portion of an option or SAR, whether or not previously exercisable, or (ii) cancel each award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the fair market value of the underlying shares of Common Stock under the transaction minus, for any options or SARs, the exercise price for the shares covered by the option or SAR.

Amendment or Termination. The Board may amend, suspend or terminate the 2007 Plan. However, no amendment may be effected without approval of Danaher’s shareholders to the extent such approval is required under applicable law or any applicable stock exchange rule. Except as required by law or upon a dissolution, liquidation, merger or similar corporate change, the Administrator may not amend or cancel the 2007 Plan or any award made under the 2007 Plan without the written consent of the participant if such action would materially adversely affect any outstanding award, provided however, that the Board reserves the right to unilaterally alter or modify the Plan and any awards made thereunder to ensure all awards provided to participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A. In addition, all awards granted under the 2007 Plan are subject to the Company’s recoupment policy, as well as any recoupment terms required by applicable law, in each case to the extent the policy or applicable law applies according to its terms.

1998 Stock Option Plan

No further awards may be issued under the 1998 Plan but previously-awarded stock options and RSUs remain outstanding under the plan. All unexpired awards become fully exercisable when the employee reaches age 65 while still employed by Danaher. The provisions of the 1998 Plan relating to adjustments upon a change in capitalization, corporate changes and plan amendments/terminations are substantially the same as the comparable provisions in the 2007 Plan.

Unless the Committee provides otherwise, any options that are exercisable as of a participant’s termination date will terminate on the earlier of the expiration of the award’s term or:

•	12 months after termination, if the termination results from the participant’s death;

•	the earlier of (1) 12 months after termination, or (2) 60 days after the participant no longer has a disability, if the participant is terminated on account of disability;

•	the time of termination, if the participant’s employment is terminated for gross misconduct; or

•

five years after termination, if the participant voluntarily terminates employment (1) at or after reaching retirement age (age 65), or (2) before reaching age 65, if the Compensation Committee determines that the termination constitutes an “early retirement”;

•	90 days following the termination date, in all other situations.

If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between Danaher and the participant.

Executive Deferred Incentive Program

Voluntary Contributions and Company Contributions. The Executive Deferred Incentive Program, or EDIP, is a non-qualified, unfunded deferred compensation program for selected management associates of Danaher and its subsidiaries. All amounts deferred under the EDIP are unfunded and unsecured obligations of Danaher, receive no preferential standing and are subject to the same risks as any of Danaher’s other general obligations. Each EDIP participant may elect to defer all or a portion of his or her salary and bonus with respect to a given plan year. Participants may choose among alternative earnings rates for the amounts they voluntarily defer, which are the same as the earnings rates of the investment options offered under our 401(k) Plan (except for a real estate mutual fund that is offered under the EDIP and not under the 401(k) Plan, and except for any investment options that may only be offered under a tax qualified plan). Participants may change their earnings rates at any time, provided that any portion of a participant’s account that is subject to the Danaher Common Stock earnings rate must remain subject to that earnings rate until the account is distributed to the participant.

In addition, as of the beginning of each plan year (or in the case of a new participant, on a pro rata basis as of such later date during the year when the person begins participating in the EDIP), Danaher credits to the account of each participant an amount equal to the product of:

•	the total amount of the participant’s base salary and target bonus as of the end of the prior year; and

•

a percentage determined by the Administrator that is based on the participant’s years of participation in the EDIP, namely 6% for employees who have participated in the EDIP for less than 10 years, 8% after 10 years of EDIP participation and 10% after 15 years of EDIP participation.

The Danaher Common Stock earnings rate applies to all amounts that Danaher credits to a participant’s account.

Vesting. Participants are at all times fully vested in amounts they voluntarily defer into their accounts. A participant vests in the amounts that Danaher contributes to his or her account as follows:

•	If the participant has both reached age 55 and completed at least five years of service with Danaher or its subsidiaries, the participant immediately vests 100% in each Danaher contribution.

•

If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).

•	If a participant dies while employed by Danaher, his or her vesting percentage equals 100%.

Distributions. In general, a participant may not receive a distribution of his or her vested EDIP account balance until after his or her employment with Danaher terminates. If the Administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the Administrator may determine that the employee’s vesting percentage with respect to all Danaher contributions is zero. A participant may elect to receive distributions from his or her EDIP account in either a lump sum or, if the participant is 100% vested in the Danaher contributions that have been made to his or her account (or with respect to deferrals, contributions and earnings thereon that were not vested as of December 31, 2004, the participant has reached age 55 and completed five years of service), in annual installments over two, five or ten years. Whether a participant elects to receive distributions in a lump sum or in annual installments, he or she may elect to receive his or her distribution in cash, shares of Danaher Common Stock or a combination of cash and shares of Danaher Common Stock; provided that all balances subject to the Danaher Common Stock earnings rate must be distributed in shares of Danaher Common Stock.

Senior Leader Severance Pay Plan

Each of Danaher’s executive officers (in addition to certain other categories of employees as specified in the plan) is entitled to certain benefits under Danaher’s Senior Leader Severance Pay Plan. If a covered employee is terminated without “cause” (as defined below) and except in certain circumstances as specified in the plan, subject to execution of Danaher’s standard form of release he or she is entitled to severance equal to a minimum of three months of annual base salary plus an additional month for each year of service (provided that the three months plus all additional months cannot exceed twelve months in aggregate) paid out over the applicable severance period according to the normal payroll cycle, as well as the opportunity to continue coverage under specified welfare benefit plans of the Company for the duration of the severance period at the same cost as an active employee in a position similar to that held by the employee at termination. To the extent a covered employee is entitled to severance or other post-termination compensation pursuant to the terms of an individual agreement, payments and benefits will only be provided under the plan to the extent they are not duplicative of the payments and benefits provided under the individual agreement.

Under the plan, “cause” is defined as (i) the employee’s dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to, or any other action in willful disregard of the interests of, Danaher or its affiliates; (ii) the employee’s conviction of, or pleading guilty or no contest to (1) a felony, (2) any misdemeanor (other than a traffic violation), or (3) any other crime or activity that would impair the employee’s ability to perform duties or impair the business reputation of Danaher or its affiliates; (iii) the employee’s willful failure or refusal to satisfactorily perform any duties assigned to the employee; (iv) the employee’s failure or refusal to comply with Company standards, policies or procedures, including without limitation the Standards of Conduct as amended from time to time; (v) the employee’s violation of any restrictive covenant agreement with Danaher or its affiliates; (vi) the employee’s engaging in any activity that is in conflict with the business purposes of Danaher or its affiliates (as determined in the sole discretion of Danaher and its affiliates); or (vii) a material misrepresentation or a breach of any of the employee’s representations, obligations or agreements under the plan.

DIRECTOR COMPENSATION

Summary of Director Compensation

Each of our non-management directors receives:

•	an annual cash retainer of $55,000, paid in four, equal installments following each quarter of service;

•	$2,500 for each board meeting they attend;

•	$1,000 for each committee meeting they attend;

•

an annual equity award with a target award value of $140,000 divided equally between options and restricted stock units. Using the average closing price of Danaher’s Common Stock over a 15-day trading period ending on the seventh business day before the grant date, the target award value attributable to stock options is converted into a specific number of options (rounded up to the nearest ten) based on an assumed value per option equal to 40% of such average closing price. The target award value attributable to RSUs is converted into a specific number of RSUs using such average closing price. The strike price for each stock option is equal to the closing price of Danaher’s Common Stock on the date of grant, the options have a ten-year term and each option is fully vested as of the date of grant. The RSUs vest on the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of Danaher’s shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board. The options and RSUs are approved by the Compensation Committee on the date on which the Company’s July annual equity grants are approved; and

•	payment of or reimbursement for Danaher-related out-of-pocket expenses, including travel expenses.

In addition, the chairs of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee each receive an annual retainer of $15,000 and the lead independent director receives an annual retainer of $10,000, in each case paid in equal quarterly installments following each quarter of service.

Each non-management director can elect to defer all or a part of the cash director fees that he or she receives with respect to a particular year under the Non-Employee Directors’ Deferred Compensation Plan, which is a sub-plan under the 2007 Plan. Amounts deferred under the plan are converted into a particular number of phantom shares of Danaher Common Stock, calculated based on the closing price of Danaher’s Common Stock on the date that such quarterly fees would otherwise have been paid. A director may elect to have his or her plan balance distributed upon cessation of Board service, or one, two, three, four or five years after cessation of Board service. All distributions from the plan are in the form of shares of Danaher Common Stock.

Our Board has adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own Danaher shares with a market value of at least five times his or her annual retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes RSUs held by the director, shares in which the director or his or her spouse or child has a direct or indirect interest and phantom shares of Danaher Common Stock in the Non-Employee Directors’ Deferred Compensation Plan, but does not include shares subject to unexercised stock options. Danaher policy also prohibits Danaher directors from engaging in any transactions involving a derivative of a Danaher security, including hedging transactions. Each director with more than one year of service beneficially owns Danaher shares.

Director Summary Compensation Table

The table below summarizes the compensation paid by Danaher to the non-management directors for the year ended December 31, 2011. Each of Steven Rales, Mitchell Rales and H. Lawrence Culp, Jr. serves as a director and executive officer of Danaher but does not receive any additional compensation for services provided as a director. Neither Steven Rales nor Mitchell Rales is a named executive officer. Details regarding the 2011 executive compensation provided to each of Steven Rales and Mitchell Rales is set forth under “Certain Relationships and Related Transactions.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Mortimer M. Caplin (2)	$91,000	$66,528	$64,142	$221,670
Donald J. Ehrlich (2)	$111,000	$66,528	$64,142	$241,670
Linda P. Hefner (2)	$71,500	$66,528	$64,142	$202,170
Teri List-Stoll (2)	$28,470	0	0	$28,470
Walter G. Lohr, Jr. (2)	$95,000	$66,528	$64,142	$225,670
John T. Schwieters (2)	$102,000	$66,528	$64,142	$232,670
Alan G. Spoon (2) (3)	0	$147,028	$64,142	$211,170
Elias A. Zerhouni, M.D. (2)	$71,500	$66,528	$64,142	$202,170

(1)	The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB ASC Topic 718. With respect to restricted stock units, the grant date fair value under FASB ASC Topic 718 is calculated based on the number of shares of Common Stock underlying the RSU, times the closing price of the Danaher Common Stock on the date of grant. With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): an 8.5 year option life, a risk-free interest rate of 2.65%; a stock price volatility rate of 29%; and a dividend yield of 0.2% per share.

(2)	The table below sets forth as to each non-management director the aggregate number of RSUs and aggregate number of stock options outstanding as of December 31, 2011. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

Name of Director	Aggregate Number of Danaher Stock Options Beneficially Owned as of December 31, 2011	Aggregate Number of Danaher RSUs Beneficially Owned as of December 31, 2011
Mortimer M. Caplin	75,620	1,320
Donald J. Ehrlich	75,620	1,320
Linda P. Hefner	43,620	1,320
Teri List-Stoll	0	0
Walter G. Lohr, Jr.	75,620	1,320
John T. Schwieters	59,620	1,320
Alan G. Spoon	75,620	1,320
Elias A. Zerhouni, M.D.	11,620	1,320

(3)	Mr. Spoon elected to defer 100% of his 2011 cash director fees into phantom shares of Danaher Common Stock under the Non-Employee Directors’ Deferred Compensation Plan. Pursuant to such deferrals, Mr. Spoon received a total of 1,543 phantom shares with respect to his 2011 fees. Since these phantom shares are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above.

EQUITY COMPENSATION PLAN INFORMATION

All data set forth in the table below is as of December 31, 2011.

Plan category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (2)	40,879,241	(3)	$32.99	(4)	20,793,148	(5)
Equity compensation plans not approved by security holders	—		—		—
Total	40,879,241	(3)	$32.99	(4)	20,793,148	(5)

(1)	Table does not include 205,226 shares of Danaher Common Stock issuable pursuant to outstanding RSUs and stock options granted under the Tektronix 2002 Stock Plan and the Tektronix 2005 Stock Plan, which Danaher assumed in connection with the acquisition of Tektronix, Inc. in 2007. No further awards may be granted under either plan. As of December 31, 2011, the stock options outstanding under these plans had a weighted average exercise price of $30.95 per share.

(2)	Consists of the 2007 Plan (including the Non-Employee Directors’ Deferred Compensation Plan, which is a sub-plan under the 2007 Plan), 1998 Plan and the EDIP. No additional awards are issuable under the 1998 Plan.

(3)	Consists of 38,238,074 shares attributable to the 2007 Stock Plan and 1998 Stock Plan, in the aggregate, and 2,641,167 shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of Danaher Common Stock or a combination of cash and shares of Danaher Common Stock (except that any portion of a participant’s account that is subject to the Danaher Common Stock earnings rate must be distributed in shares of Danaher Common Stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2011 would be distributed in Danaher Common Stock.

(4)	The RSUs that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. The phantom shares under the Non-Employee Directors’ Deferred Compensation Plan at distribution are converted into shares of Danaher Common Stock and distributed to the participant at no additional cost. In addition, under the EDIP, if a participant receives their EDIP distribution in shares of Danaher Common Stock, the participant’s EDIP balance is converted into shares of Danaher Common Stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.

(5)	Consists of 20,206,710 shares available for future issuance under the 2007 Stock Plan and 586,438 shares available for future issuance under the EDIP. See “Employee Benefit Plans—2007 Stock Incentive Plan” for a description of the types of awards issuable under the 2007 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy

Under Danaher’s written Related Person Transactions Policy, the Nominating and Governance Committee of the Board is required to review and if appropriate approve all related person transactions, prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if Danaher management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Committee at the Committee’s next meeting. The Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act.

Relationships and Transactions

Certain affiliates of FMR Corp., which beneficially owns more than 5% of Danaher’s Common Stock, provide services to us in connection with the administration of our stock plans (including the Non-Employee Directors’ Deferred Compensation Plan), Savings Plans and EDIP. We paid these entities an aggregate of $149,352 for these services for 2011. In addition, Fidelity Management Trust Company serves as trustee and custodian of the Danaher stock and certain other accounts included in our Savings Plans and receives fees from plan participants for these services, and FMR Corp. and its affiliates also receive investment management fees from each Fidelity mutual fund offered under the Savings Plans based on a percentage of the plan assets invested in such mutual fund.

For their service as executive officers, each of Steven Rales and Mitchell Rales received a salary of $419,000 and 401(k) Plan contributions of $4,889 during 2011 and is entitled to participate in all of the benefits made generally available to salaried employees as well as all perquisites made generally available to Danaher’s executive officers. In 2011, Danaher provided tax and accounting services to the Rales’ valued at approximately $190,928 in the aggregate in the form of one full-time employee (plus health and welfare benefits for the employee), allowed the Rales’ to make personal use of designated Danaher office space valued at approximately $406,312 in the aggregate, provided each of the Rales’ with parking in the amount of $3,996, and provided Steven Rales with tickets for an entertainment event in the amount of $1,694. The Rales’ do not receive annual cash incentive compensation or equity awards. Separately, in 2011, Steven Rales and Mitchell Rales paid Danaher approximately $51,696 for providing benefits for, and as reimbursement for paying a portion of the salaries of, two persons who provide services to the Rales’.

Steven Rales and Mitchell Rales also own a controlling interest in Colfax Corporation, a publicly traded company that makes and sells fluid handling systems. Certain of our subsidiaries sell products to Colfax from time to time in the ordinary course of business and on an arms’-length basis. In 2011, our subsidiaries sold approximately $150,000 of products to Colfax, which is less than 0.03% of Colfax’s, and of Danaher’s, gross revenues for 2011. Our subsidiaries intend to sell products to Colfax in the future in the ordinary course of their businesses and on an arms’-length basis.

FJ900, Inc. (“FJ900”), an indirect, wholly-owned subsidiary of Danaher, is party to an airplane management agreement with Joust Capital II, LLC (“Joust II”) and a substantially identical agreement with Joust Capital III, LLC (“Joust III” and together with Joust II, the “Joust entities”). These management agreements replaced, and are substantially the same as, the previously disclosed management agreements that existed between Danaher and the Joust entities. Joust II is owned by Mitchell Rales and Joust III is owned by Steven Rales. Under the management agreements, FJ900 performs management services for the respective aircraft owned by each of the

Joust entities in like manner to the management services provided by FJ900 for Danaher’s aircraft. The management services provided by FJ900 include the provision of aircraft management, pilot services, maintenance, record-keeping and other aviation services. FJ900 receives no compensation for its services under the agreements. Having FJ900 perform management services for all of these aircraft enables Danaher and the Joust entities to share certain fixed expenses relating to the use, maintenance, storage, operation and supervision of their respective aircraft and utilize joint purchasing or joint bargaining arrangements where appropriate, allowing each party to benefit from efficiencies of scale and cost savings. We believe that this cost-sharing arrangement results in lower costs to Danaher than if we incurred these fixed costs on a stand-alone basis. Under the agreement, FJ900 prorates all shared expenses annually among the Joust entities and Danaher based on each party’s flight hours logged for the year. The Joust entities pre-pay FJ900 on a quarterly basis for their estimated, prorated portion of such shared expenses, and the amounts are trued up at the end of the year. With respect to the year ended December 31, 2011, the Joust entities paid FJ900 approximately $1,832,000 for the Joust entities’ share of the fixed airplane management expenses shared with Danaher. Each Joust entity pays directly all expenses attributable to its aircraft that are not shared. Under the management agreements, each party is also required to maintain a prescribed amount of comprehensive aviation liability insurance and name the other party and its affiliates as additional named insureds, while the Joust entities must also maintain all-risk hull insurance for their aircraft. If either party suffers any losses in connection with the arrangements set forth in the management agreement, and such losses are due to the fault, negligence, breach or strict liability of the other party, the sole recourse of the party incurring the loss against the other party is to the available insurance proceeds. Each management agreement may be terminated by any party upon 30 days’ notice.

In addition, Danaher is party to substantially identical airplane interchange agreements with each of the Joust entities with respect to each respective aircraft owned by Danaher and by each of the Joust entities. These interchange agreements replaced, and are substantially the same as, the previously disclosed interchange agreements that existed between Danaher and the Joust entities. Under each interchange agreement, the Joust entity has agreed to lease its aircraft to Danaher and Danaher has agreed to lease the respective Danaher aircraft to the Joust entity, in each case on a non-exclusive, equal time basis. Neither party is charged for its use of the other party’s aircraft, the intent being that over the life of the contract each party’s usage of the other party’s aircraft will be generally equal. With respect to the year ended December 31, 2011, the incremental cost of the use of the Danaher aircraft by the Joust entities, net of the incremental cost of the use of the Joust aircraft by Danaher, was $14,173. The owner of each aircraft, as operator of the aircraft, is responsible for providing a flight crew for all flights operated under the interchange agreement. Each owner/operator is required to maintain standard insurance, including all-risk hull insurance and a prescribed amount of comprehensive aviation liability insurance, and to name the other party and its affiliates as additional named insureds. With respect to any losses suffered by the party using the owner/operator’s plane, the using party’s recourse against the owner/operator is limited to the amount of available insurance proceeds. To the extent the using party and/or any third party suffers losses in connection with the using party’s use of the owner/operator’s aircraft, and recovers from the owner/operator an amount in excess of the available insurance proceeds, the using party will indemnify the owner/operator for all such excess amounts. The interchange agreements may be terminated by either party upon 10 days’ notice.

In 2011, Danaher’s management determined that the travel requirements of the Company’s officers and other senior management require an additional Company aircraft. Also in 2011, Mr. Steven M. Rales (Danaher’s Chairman of the Board and a co-founder of Danaher) determined to replace his Dassault Falcon 900B aircraft (the “Aircraft”) with a new aircraft, and as a result determined to sell the Aircraft. Danaher determined that it would be beneficial for Danaher to acquire the Aircraft from Mr. Rales if the parties could agree on mutually acceptable, arms’-length terms, because the Aircraft and Danaher’s existing aircraft have been under the common management of Danaher’s FJ900, Inc. subsidiary and therefore Danaher is familiar with the Aircraft and its maintenance and operational history and has a flight crew qualified to fly the Aircraft. To provide the basis for an arms’-length purchase price, the parties jointly commissioned two independent appraisals of the Aircraft. After averaging the two appraisal values (which had a difference of less than one percent) the parties agreed to reduce such average value by an amount equal to the estimated broker fee and engine maintenance insurance cost that

Mr. Rales would likely incur if he were to sell the Aircraft to another party, yielding a purchase price of $13.5 million. In accordance with Danaher’s Related Person Transactions Policy, Danaher’s Nominating and Governance Committee reviewed the process by which the proposed purchase terms, including the proposed purchase price, were developed; reviewed the proposed purchase terms, including the proposed purchase price; considered the advantages to Danaher of acquiring the Aircraft as compared to another, comparable used aircraft; and approved Danaher’s purchase of the Aircraft upon the proposed terms. Subsequent to the approval of the Nominating and Governance Committee, on February 23, 2012, Danaher entered into an agreement with Mr. Rales and Joust Group L.L.C. (an entity owned by Mr. Rales), whereby Danaher acquired from Mr. Rales and Joust Group L.L.C. all of the outstanding interests in Joust Capital LLC, of which the only asset is the Aircraft, for a purchase price of $13.5 million.

Thomas P. Joyce, Jr. is Executive Vice President of Danaher and has served in a variety of general management positions since joining Danaher in 1989. His brother, Robert Joyce, has also served in a variety of general management positions since joining Danaher in 1993 and does not report directly or indirectly to Thomas P. Joyce, Jr. For 2011, Robert Joyce received total cash compensation of approximately $525,000, participated in Danaher’s equity compensation program and received benefits comparable to those received by persons in similar management positions within Danaher.

PROPOSAL 2.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee on behalf of Danaher has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for Danaher and its consolidated subsidiaries for the year ending December 31, 2012. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, Danaher’s Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by Danaher’s shareholders at the 2012 Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Danaher and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For information concerning fees paid to Ernst & Young LLP in 2010 and 2011, see “Fees Paid to Independent Registered Public Accounting Firm” below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF DANAHER UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR DANAHER FOR 2012.

PROPOSAL 3.

APPROVAL OF AN AMENDMENT TO DANAHER’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

Our Board has approved and recommended that our shareholders approve an amendment to Section I of Article Four of our Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from one billion (1,000,000,000) shares to two billion (2,000,000,000) shares. We are not proposing any change to the authorized number of shares of Preferred Stock. Under Delaware corporate law, we are required to obtain approval from our shareholders to amend our Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock.

Reasons for Proposal

Our capital stock, prior to the approval of the amendment, consists of one billion, fifteen million (1,015,000,000) shares, consisting of one billion (1,000,000,000) shares of Common Stock, $.01 par value per share, and fifteen million (15,000,000) shares of Preferred Stock, without par value. As of the close of business on March 9, 2012, 765,615,706 shares of Common Stock were validly issued (including 691,841,492 shares of Common Stock outstanding and 73,774,214 shares of Common Stock held by Danaher in treasury), 55,174,781 shares were reserved for future issuance pursuant to the Company’s equity compensation plans (including shares reserved for issuance pursuant to outstanding awards and shares reserved for issuance pursuant to future awards) and 12,742,196 shares were reserved for future issuance pursuant to the conversion of the Company’s outstanding convertible debentures. As of the close of business on March 9, 2012, no shares of Preferred Stock had been issued.

Our Board believes that it is important to have available for issuance a number of authorized shares of Common Stock sufficient to meet our future corporate needs. If our shareholders approve the proposed amendment to our Restated Certificate of Incorporation, the additional authorized shares would be available for issuance for any proper corporate purpose, including stock splits, stock dividends, acquisitions, capital-raising, issuances pursuant to the conversion of outstanding and future convertible securities, or issuances under current and future equity compensation plans. The shares would be issuable at the discretion of our Board, without further shareholder action except as may be required for a particular transaction by law or the rules of the New York Stock Exchange. Our Board believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining shareholder approval for a particular issuance. Our Board and management do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of Common Stock to be approved under this proposal.

Principal Effects on Outstanding Common Stock

Holders of Danaher Common Stock are entitled to one vote per share on all matters submitted to a vote of our shareholders, and they are entitled to receive proportionally any dividends declared by our Board, subject to any preferential dividend rights of any future outstanding Preferred Stock. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding. The proposed amendment to our Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock would not affect the rights of existing holders of Common Stock except to the extent that future issuances of Common Stock will reduce each existing shareholder’s proportionate ownership. Holders of Common Stock do not have any preemptive rights to subscribe for the purchase of any shares of Common Stock, which means that current holders of Common Stock do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership.

The issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Danaher. We are not aware of any attempts on the part of a third party to effect a takeover of Danaher, and the amendment has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of Common Stock be used as a type of anti-takeover device.

The text of the proposed Certificate of Amendment to our Restated Certificate of Incorporation is set forth in Appendix A attached to this proxy statement. If the proposal is adopted, it will become effective upon filing of the Certificate of Amendment with the Delaware Secretary of State. In accordance with Delaware corporate law, notwithstanding shareholder approval of the amendment, at any time prior to the effectiveness of the filing of the amendment with the Delaware Secretary of State, our Board may abandon the amendment without further action by the shareholders.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO DANAHER’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

PROPOSAL 4.

RE-APPROVAL OF THE

MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE

2007 EXECUTIVE INCENTIVE COMPENSATION PLAN

In May 2007, Danaher’s shareholders approved the material terms of the performance goals under Danaher Corporation’s 2007 Executive Incentive Compensation Plan (the “Cash Incentive Plan”). In order to allow performance-based awards under the Cash Incentive Plan to continue to qualify as tax-deductible performance-based compensation under Section 162(m), the Board is seeking to have Danaher’s shareholders re-approve the material terms of the performance goals under the Cash Incentive Plan.

The Board believes that it is in the best interest of the Company and its shareholders to re-approve the material terms of the performance goals under the Cash Incentive Plan so that the Company can continue to use the plan to grant non-equity incentive compensation to the Company’s executive officers on a basis that aligns the interests of such executive officers with the interests of the Company’s shareholders and is tax deductible to the Company under the “performance-based compensation” exception to Section 162(m). The Compensation Committee of the Board has reviewed and considered this proposal and recommended to the Board that the proposal be approved by the Board and submitted to the Company’s shareholders for approval. The Board has approved the proposal and directed that the proposal be submitted to the Company’s shareholders for approval.

The following is a description of both the material terms of the performance goals of the Cash Incentive Plan that shareholders are being asked to re-approve, and the material terms of the Cash Incentive Plan, generally. Compared to the plan terms as in effect as of the date of this proxy statement, the material terms submitted to Danaher’s shareholders for approval would increase the maximum award amount payable to a participant for a particular performance period from $5 million to $10 million, and would add the following measures to the performance-based criteria that the Committee can use in designing awards under the plan: core revenue; total shareholder return; earnings before interest and taxes; gross or operating profit margin improvement or core operating margin improvement; and market share. The complete text of the Cash Incentive Plan reflecting the material terms submitted to the shareholders for re-approval is attached as Appendix B to this proxy statement.

Background

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to a company’s CEO or to any of the company’s other three most highly compensated executive officers (other than the CFO). The statute generally exempts qualifying “performance-based” compensation from the deduction limit if certain conditions are met. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. In addition, Section 162(m) provides that if the Company retains the authority to change the targets under a performance goal, then the Company must, no later than the first shareholders’ meeting that occurs in the fifth year following the year in which prior shareholder approval was obtained, again disclose the material terms of the performance goals to shareholders for re-approval. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals are to be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Cash Incentive Plan is summarized below, and shareholder approval of this proposal will be deemed to constitute approval of each of these aspects of the Cash Incentive Plan for purposes of the approval requirements of Section 162(m).

Purpose of the Plan

The purpose of the Cash Incentive Plan is to grant non-equity incentive compensation to the Company’s executive officers on a basis that aligns the interests of such executive officers with the interests of the Company’s shareholders and is tax deductible to the Company under the “performance-based compensation” exception to Section 162(m).

Administration

The Cash Incentive Plan is administered by the Compensation Committee of the Board of Directors of Danaher (the “Administrator”). The Cash Incentive Plan requires that the Compensation Committee consist of at least two directors, each of whom is a non-employee director under Rule 16b-3 under the Securities Exchange Act and an “outside director” for purposes of Section 162(m). Subject to the express provisions of the Cash Incentive Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions, including the authority to establish each participant’s potential award, define performance goals and other award terms and conditions for each participant, determine and certify in writing the award amounts earned, based on actual performance as compared to the performance goals and determine and make permitted negative discretion adjustments to awards otherwise earned. Unless the Cash Incentive Plan otherwise expressly provides, all designations, determinations, interpretations, and other decisions made under or with respect to the plan and all awards made under the plan are within the sole and absolute discretion of the Administrator and are final, conclusive and binding on all persons having or claiming any rights under the plan.

Eligibility

The executive officers of Danaher Corporation (and anyone else the Administrator determines to treat as an executive officer for purposes of the Cash Incentive Plan) are eligible for awards under the Cash Incentive Plan. As of March 9, 2012, there were eleven executive officers of Danaher Corporation.

Performance Rules

The Administrator establishes the performance goals and related terms and conditions of awards under the Cash Incentive Plan no later than the earlier of the 90th day of the performance period, or the date on which 25% of the performance period has been completed (the “applicable period”). Awards are earned under the plan for a given performance period only if Danaher has positive net income for the period, as determined according to GAAP. If Danaher has positive net income for the performance period, the maximum award amount payable to a participant for the performance period equals the lesser of (1) ten million dollars ($10,000,000) or (2) the amount earned pursuant to the performance goals and other award terms and conditions set by the Committee for the participant for the performance period, subject to any further negative discretion adjustments (up to and including elimination of the award) as the Administrator may determine. Each performance period under the plan must be at least 12 months in duration except as otherwise permitted by Section 162(m). The performance goals are based on any one of, or a combination of, the following performance-based criteria, which may be based on Danaher and its subsidiaries on a group-wide basis or on the basis of subsidiary, platform, division, operating unit and/or other business unit results:

•	earnings per share (on a fully diluted or other basis);

•	stock price targets or stock price maintenance;

•	total shareholder return;

•	return on capital, return on invested capital or return on equity;

•	pretax or after tax net income;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation, and amortization (EBITDA);

•	operating income;

•	free cash flow;

•	cash flow;

•	revenue or core revenue;

•	gross profit margin, operating profit margin, gross or operating margin improvement or core operating margin improvement; or

•

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, market share or geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures.

The Administrator may express each performance objective in absolute and/or relative terms or ratios, based on or using comparisons with internal targets, past performance of Danaher (including the performance of one or more subsidiaries, platforms, divisions, operating units and/or other business units) and/or the past or current performance of unrelated companies. Without limiting the foregoing, in the case of earnings-based measures, performance goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity, shares outstanding, assets and/or net assets. The measures used in setting performance goals will, to the extent applicable, be determined in accordance with GAAP and in a manner consistent with the methods used in Danaher’s audited financial statements, but without regard to (1) extraordinary or nonrecurring items in accordance with GAAP, (2) the impact of any change in accounting principles that occurs during the performance period (or that occurred during any period that the performance period is being compared to) and the cumulative effect thereof (provided that the Administrator may, as specified during the applicable period, either apply the changed accounting principle to all periods referenced in the award, or exclude the changed accounting principle from all periods referenced in the award), (3) goodwill and other intangible impairment charges, (4) gains or charges associated with discontinued operations or with the obtaining or losing control of a business, (5) gains or charges related to the sale or impairment of assets, (6)(i) all transaction costs directly related to acquisitions, (ii) all restructuring charges directly related to acquisitions and incurred within two years of the acquisition date, (iii) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (iv) all other charges directly related to acquisitions and incurred within two years of the acquisition date, (7) the impact of any discrete income tax charges or benefits identified in the performance period (or during any period the performance period is being compared to), and (8) other objective income, expense, asset, liability and/or cash flow adjustments that may be consistent with the purposes of the performance goals set for the given performance period and are specified by the Committee within the applicable period (provided, that with respect to the gains and charges referred to in sections (3), (4), (5), (6)(iii), (6)(iv) and (7), only gains or charges that individually or as part of a series of related items exceed $10 million in aggregate during the performance period and any period that the performance period is being compared to are excluded); provided that the Administrator in its sole discretion and within the applicable period may determine that any or all of the carve-outs described in subsections (1) through (7) shall not be excluded from the measures used to determine the performance goals for a particular performance period or shall be modified, and/or may determine to exclude other items from such measures for such performance period. Within the applicable period, the Administrator may also adopt such forfeiture, proration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on awards of a participant’s death, disability or other events or situations deemed by the Committee to constitute an appropriate exception to attainment of any performance goal for purposes of the applicable regulations. After the end of the performance period, the Administrator certifies whether the positive net income requirement has been satisfied and the extent to which the performance goals for the performance period have been attained.

Termination and Amendment of the Plan

Danaher’s Board may amend, suspend or terminate the Cash Incentive Plan at any time without the consent of the participants or their beneficiaries, but the Board must submit any plan amendment to Danaher’s shareholders if and to the extent such approval is required under Section 162(m).

New Plan Benefits

Although the Administrator has approved a performance formula for 2012 awards under the Cash Incentive Plan with respect to each executive officer other than Steven Rales and Mitchell Rales, the actual amounts that will be paid pursuant to these and future awards will depend on Danaher and individual performance and the Administrator’s exercise of its negative discretion, and therefore cannot be determined at this time. For a description of the performance formula that the Administrator has approved for the 2012 fiscal year under the Cash Incentive Plan, please see “Employee Benefit Plans—2007 Executive Incentive Compensation Plan—2012 Performance Formula.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE 2007 EXECUTIVE INCENTIVE COMPENSATION PLAN, AS DESCRIBED ABOVE.

PROPOSAL 5.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act, our shareholders will be asked to vote at the 2012 Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain talented executives who can succeed in an enterprise with Danaher’s size, complexity and global footprint; motivate executives to perform consistently over the long-term at or above the levels that we expect; and link compensation to the achievement of near-term and long-term corporate goals that we believe best correlate with the creation of long-term shareholder value.

We believe our executive compensation program has been highly effective in achieving these objectives, both historically and in 2011 in particular. Danaher’s compounded annual shareholder return has outperformed the compounded annual shareholder return of the S&P 500 index over each of the last three-, five-, ten-, fifteen- and twenty-year periods, with a return of 18.7% over the last three years, 5.6% over the last five years and 11.7% over the last ten years (including dividend reinvestment). In 2011, Danaher consummated 14 acquisitions and divested a non-strategic business; deployed $179 million in restructuring activities to reduce fixed costs and protect funding for growth investments; invested record amounts in research and development and emerging market infrastructure; on a year-over-year basis grew revenue 28% (including 39% in emerging markets), diluted earnings per share 9.5% and operating cash flow 35%; and delivered an operating profit margin of 16.3% despite continuing to invest aggressively in our future.4 Danaher’s June 2011, $5.5 billion acquisition of Beckman Coulter, Inc., a leading maker of medical diagnostics systems and life science research instruments, represents a key milestone in Danaher’s evolution into a science and technology leader.

The 2011 compensation of our named executive officers is consistent with our 2011 business performance:

•	Our CEO’s base salary remained unchanged, and the base salaries for the other named executive officers increased 5-6% on a year-over-year basis.

[4]	All metrics reflect continuing operations only.

•

Annual cash incentive compensation payments for 2011 increased 8% for Mr. Culp and zero to 13% for the other named executive officers, primarily reflecting the significant year-over-year increases in Company earnings and cash flows.

•

The year-over-year increases in the long-term equity compensation awarded to our CEO and our other named executive officers were driven primarily by Danaher’s rapid evolution into a leading science and technology company (accelerated by Danaher’s $1.0 billion acquisition of AB Sciex and Molecular Devices in 2010 and $5.5 billion acquisition of Beckman Coulter in 2011), and the importance of retaining, rewarding and incentivizing the leadership team that is driving this transformation. Mr. Culp’s leadership in particular has been critical in guiding this evolution and successfully managing an increasingly diverse and complex portfolio of businesses.

Our executive compensation program operates within a strong framework of compensation governance. Our Compensation Committee regularly reviews external executive compensation practices and in recent periods has revised Danaher’s executive compensation policies and practices to:

•	incorporate multiple performance metrics in the annual cash incentive compensation plan;

•	prospectively eliminate tax-reimbursement and gross-up provisions;

•	eliminate club membership, automobile and executive life insurance perquisites;

•	implement a rigorous compensation recoupment policy that is triggered by a material restatement of Danaher’s financial statements, even in the absence of wrongdoing; and

•	require executive officers to maintain robust stock ownership levels.

These more recent changes complement strong compensation governance practices that have long been a hallmark of Danaher’s program:

•	our executive officer equity awards have vesting terms that are longer than typical for our peer group;

•	our executive officers have no pension program (apart from a small cash balance plan that operated in lieu of a 401(k) plan from 1997- 2003);

•	our annual cash incentive compensation is based on performance over one- and three-year periods, to encourage sustainable annual performance;

•	none of our long-term incentive compensation is paid in cash; and

•	none of our named executive officers has any rights to automatic acceleration of equity award vesting or cash compensation upon a change of control.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

Although this advisory vote is non-binding, our Board and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our named executive officer compensation programs.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF DANAHER UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION SET FORTH IN PROPOSAL 5.

OTHER MATTERS

Danaher’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2012 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied, except that as a result of administrative error on the Company’s part each of Messrs. Culp, Comas, Daniel, Joyce and Lico failed to file on a timely basis one Form 4 with respect to the satisfaction in April 2011 of performance criteria applicable to certain restricted stock units granted to such officer in February 2010. Each such officer subsequently filed the required Form 4 with respect to such transaction.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees for audit, audit related, tax and other services rendered by Ernst & Young LLP to Danaher for fiscal 2011 and 2010.

	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010
Audit Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of Danaher’s annual financial statements and internal control over financial reporting, reviews of financial statements included in Danaher’s Quarterly Reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.	$15,319,750	$12,264,000

Audit-Related Fees. Aggregate fees for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of Danaher’s financial statements and internal control over financial reporting and are not reported under “Audit Fees” above. The nature of these services include audits of Danaher entities not otherwise required in connection with statutory or regulatory filings, employee benefit plan audits, divestiture-related audits and comfort letters in connection with underwritten securities offerings.	$1,010,200	$1,470,044

Tax Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. (1)	$3,930,050	$2,748,805

All Other Fees. Aggregate fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.	0	0

(1)	The nature of the services comprising the fees disclosed under “Tax Fees” is as follows:

	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010
Tax Compliance. Includes tax compliance fees charged by Ernst & Young LLP for tax return review and preparation services and assistance related to tax audits by regulatory authorities.	$3,051,050	$1,928,704
Tax Consulting. Includes tax consulting services rendered by Ernst & Young LLP, including assistance related to tax planning.	$879,000	$820,101

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining such firm’s independence and has concluded that such services do not impair their independence.

Pre-Approval Policy

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for Danaher by the independent registered public accounting firm. Each year, the Committee approves the independent registered public accounting firm’s retention to audit Danaher’s financial statements before the filing of the preceding year’s annual report on Form 10-K. On a regular basis, the Committee evaluates other known potential engagements of the independent registered public accounting firm and approves or rejects each engagement, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, and the decisions of such subcommittee to grant preapprovals must be presented to the full Committee at its next scheduled meeting. The Committee has not made any such delegation as of the date of this proxy statement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Danaher specifically incorporates this report by reference therein.

The Audit Committee assists the Board in overseeing the quality and integrity of Danaher’s financial statements, the effectiveness of Danaher’s system of internal control over financial reporting, Danaher’s compliance with legal and regulatory requirements, the qualifications, independence and performance of Danaher’s independent auditors and the performance of Danaher’s internal audit function, and also oversees Danaher’s risk assessment and risk management policies.

In fulfilling its responsibilities, the Committee has reviewed and discussed with Danaher’s management and Ernst & Young LLP Danaher’s audited consolidated financial statements and internal control over financial reporting.

The Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public

Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements for Danaher for the fiscal year ended December 31, 2011 be included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee of the Board of Directors

John T. Schwieters (Chair)

Mortimer M. Caplin

Donald J. Ehrlich

Teri List-Stoll

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder who wishes to have a proposal included in Danaher’s proxy statement for the 2013 Annual Meeting of shareholders must submit the proposal in writing to Danaher’s Secretary at Danaher’s principal executive offices, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701, for receipt no later than December 3, 2012 in order to be considered for inclusion.

Shareholders intending to present a proposal at the 2013 Annual Meeting without having it included in the Company’s proxy statement must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2013 Annual Meeting, the proxies provided to Danaher’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2013 Annual Meeting is held during the period from April 8, 2013 to June 7, 2013 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Danaher’s Secretary at the address noted above by February 16, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES F. O’REILLY

Secretary

Dated: April 2, 2012

COPIES OF DANAHER’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO DANAHER OR BY ACCESSING THE REPORT ON http://www.danaher.com/proxy. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 2200 PENNSYLVANIA AVENUE, N.W., SUITE 800W, WASHINGTON, D.C. 20037-1701.

APPENDIX A

PROPOSED FORM OF

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF DANAHER CORPORATION

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Danaher Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section I of Article Four thereof and inserting the following in lieu thereof:

FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 2,015,000,000 shares of which 2,000,000,000 shares, $.01 par value per share, shall be of a class designated “Common Stock” and of which 15,000,000 shares, without par value, shall be designated “Preferred Stock.”

2.	The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this     day of             , 2012.

DANAHER CORPORATION

By:
Name:
Title:

A-1

APPENDIX B

DANAHER CORPORATION

2007 EXECUTIVE INCENTIVE COMPENSATION PLAN

Amended Effective as of May 8, 2012

PURPOSE	Danaher Corporation, a Delaware corporation (the “Company”), wishes to motivate, reward, and retain executive officers of the Company and its subsidiaries. To further these objectives, the Company hereby sets forth this Danaher Corporation 2007 Executive Incentive Compensation Plan (the “Plan”), amended effective as of May 8, 2012, to provide participants with performance-based bonus awards (“Awards”), in accordance with Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 (the “Code”). (All references to Section 162(m) or any other Code provision include successor provisions, related regulations, and amendments.)

PARTICIPANTS	The Participants in the Plan shall be the Executive Officers of the Company.

Executive Officer has the meaning set forth in Rule 3b-7 issued under the Securities Exchange Act of 1934, as amended from time to time, and anyone else the Committee determines to treat as an Executive Officer for purposes of this Plan.

ADMINISTRATOR	The Plan’s Administrator will be the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company.

The Committee will include two or more members, each of whom qualifies as an “outside director” within the meaning of Section 162(m), and those outside directors will have exclusive authority under this Plan to make Awards and determine the attainment of Performance Goals. The Committee may satisfy this requirement through (i) providing that persons who are not “outside directors” cannot vote on an issue, (ii) allowing those persons to abstain from voting, or (iii) creating a subcommittee of qualifying outside directors to take action with respect to this Plan. If a Committee member intended to qualify as an outside director does not in fact so qualify, the mere fact of such nonqualification will not invalidate the payment of any Award or other action by the Committee under the Plan that was otherwise valid under the Plan.

The Committee is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Committee may exercise such powers and authority of the Board as the Committee may find necessary or appropriate to carry out its functions. The Committee intends to exercise its powers under the Plan in a manner that preserves the Company’s Federal income tax deduction for payments made under the Plan, in accordance with the requirements of Section 162(m), to the maximum practical extent.

GENERAL RESPONSIBILITIES OF THE COMMITTEE	Subject to the terms of the Plan, for each Performance Period the Committee will:

establish each Participant’s potential Award,

define Performance Goals and other Award terms and conditions for each Participant,

determine and certify in writing the Award amounts earned, based on actual performance as compared to the Performance Goals,

determine and make permitted Negative Discretion Adjustments to Awards otherwise earned, and decide whether, under what circumstances, and subject to what terms, Awards will be paid on a deferred basis (including automatic deferrals at the Committee’s election or elective deferrals at the election of Participants).

Unless the Plan otherwise expressly provides, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan and all Awards made under the Plan are within the sole and absolute discretion of the Committee and will be final, conclusive and binding on all persons, including the Company, Participants, and Beneficiaries or other persons having or claiming any rights under the Plan.

AWARDS	For any single Performance Period, an Award shall only be payable to a Participant if the Company has positive net income for such Performance Period as determined under GAAP and the amount payable to a Participant for such Performance Period shall equal the lesser of (1) ten million dollars ($10,000,000.00), or (2) the amount earned pursuant to the Performance Goals and other Award terms and conditions established by the Committee with respect to such Performance Period; in each case, subject to any further Negative Discretion Adjustments as the Committee may determine. The Committee will establish each Participant’s potential Award, including the applicable Performance Goals and related terms and conditions, for each Performance Period within the Applicable Period. A Participant’s potential Award may be expressed in dollars or may be based on a formula that is consistent with the provisions of the Plan.

PERFORMANCE PERIOD	A Performance Period is a period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Performance Periods may be of varying and overlapping durations. Any Performance Period shall be at least 12 months in duration except as otherwise permitted by Section 162(m). Unless otherwise designated by the Committee, the Performance Period will be based on the calendar year.

PERFORMANCE GOALS	The Committee will have the authority to establish and administer Performance Goals with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as the Committee specifies, before a Participant receives an Award.

Performance Goals will be based exclusively on any one of, or a combination of, the following performance-based measures determined based on the Company and its subsidiaries on a group-wide basis or on the basis of subsidiary, platform, division, operating unit and/or other business unit results (subject to the Committee’s exercise of negative discretion):

• earnings per share (on a fully diluted or other basis);

• stock price targets or stock price maintenance;

• total shareholder return;

• return on capital, return on invested capital or return on equity;

• pretax or after-tax net income;

• working capital;

• earnings before interest and taxes;

• earnings before interest, taxes, depreciation, and amortization (EBITDA);

• operating income;

• free cash flow;

• cash flow;

• revenue or core revenue;

• gross profit margin;

• operating profit margin, gross or operating margin improvement or core operating margin improvement; or

•    strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, market share or geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures.

The Committee shall determine whether such Performance Goals are attained, and such determination will be final and conclusive. Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more subsidiaries, platforms, divisions, operating units and/or other business units) and/or the past or current performance of unrelated companies. Without limiting the foregoing, in the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity, shares outstanding, assets and/or net assets.

The measures used in setting Performance Goals under the Plan for any given Performance Period will, to the extent applicable, be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, but without regard to (1) extraordinary or nonrecurring items in accordance with GAAP, (2) the impact of any change in accounting principles that occurs during the Performance Period (or that occurred during any period that the Performance Period is being compared to) and the cumulative effect thereof (provided that the Committee may (as specified by the Committee within the Applicable Period) either apply the changed accounting principle to all periods referenced in the Award, or exclude the changed accounting principle from all periods referenced in the Award), (3) goodwill and other intangible impairment charges, (4) gains or charges associated with discontinued operations or with the obtaining or losing control of a business, (5) gains or charges related to the sale or impairment of assets, (6) (i) all transaction costs directly related to acquisitions, (ii) all restructuring charges directly related to acquisitions and incurred within two years of the acquisition date, (iii) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (iv) all other charges directly related to acquisitions and incurred within two years of the acquisition date, (7) the impact of any discrete income tax charges or benefits identified during the Performance Period (or during any period that the Performance Period is being compared to), and (8) other objective income, expense, asset, liability and/or cash flow adjustments as may be consistent with the purposes of the Performance Goals set for the given Performance Period and specified by the Committee within the Applicable Period; provided, that with respect to the gains and charges referred to in sections (3), (4), (5), (6)(iii), 6(iv) and (7), only gains or charges that individually or as part of a series of related items exceed $10 million in aggregate during the Performance Period and any period that the Performance Period is being compared to are excluded; and provided further that the Committee in its sole discretion and within the Applicable Period may determine that any or all of the carve-outs described in subsections (1) through (7) shall not be excluded from the measures used to determine the Performance Goals for a particular Performance Period or shall be modified, and/or may determine to exclude other items from such measures for such Performance Period.

In all cases, Performance Goals are intended to be set in a manner that will satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time). Subject to any amendment to such regulation, such requirements include requirements that achieving Performance Goals be “substantially uncertain” at the time that they are established, that Performance Goals be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Goals have been met, and such a third party could determine the maximum amount of the resulting Award payable (subject to the Committee’s right to make Negative Discretion Adjustments).

The Applicable Period with respect to any Performance Period for an Award means a period beginning on or before the first day of the Performance Period and ending no later than the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed.

Any action required under the Plan to be taken within the Applicable Period may be taken at a later date only if the provisions of Section 162(m) or the regulations thereunder are modified, or are interpreted by the Internal Revenue Service, to permit such later date. In such event, the definition of the Applicable Period under this Plan will be deemed to be amended accordingly.

PAYMENT OF AWARDS	Subject to the limitations set forth in this section, Awards determined under the Plan for a Performance Period will be paid to Participants in cash no earlier than the January 1st and no later than the March 15th of the calendar year following the end of the Performance Period to which the Awards apply, unless deferred pursuant to the Plan.

CERTIFICATION	No Award will be paid unless and until the Committee has certified in the manner prescribed under applicable regulations the extent to which the Performance Goals for the Performance Period have been attained and has made and exercised its decisions regarding the extent of any Negative Discretion Adjustment of Awards for Participants for the Performance Period.

DEFERRAL	All or any portion of the Award for any given Performance Period may be deferred under the Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program.

CONTINUED EMPLOYMENT	The Committee may require that Participants for a Performance Period must still be employed as of end of the Performance Period and/or as of the later date that the Awards for the Performance Period are communicated to be eligible for an Award for the Performance Period. Any such requirement must be established and announced within the Applicable Period, and may be subject to such exceptions as the Committee may specify within the Applicable Period.

FORFEITURE OR PRORATION	Within the Applicable Period and subject to the Committee certification required for payment of Awards, the Committee may adopt such forfeiture, proration, or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on Awards of a Participant’s death, Disability or other events or situations determined by the Committee to constitute an appropriate exception to attainment of any Performance Goal for purposes of Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time).

A Participant shall be considered to have a Disability if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

NEGATIVE DISCRETION ADJUSTMENTS

The Committee’s powers include the power to make Negative Discretion Adjustments, which are adjustments that eliminate or reduce (but not increase) an Award otherwise payable to a Participant for a Performance Period. No Negative Discretion Adjustment may cause an Award to fail to qualify as “performance based compensation” under Section 162(m).

OTHER PLANS	A Participant in this Plan may not also participate in the Company’s general bonus plans during any Performance Period if such participation would cause an Award under this Plan to fail to qualify as “performance based” under Section 162(m).

Awards will not be treated as compensation for purposes of any other compensation or benefit plan, program, or arrangement of the Company or any subsidiary unless and except to the extent that the Board or the Committee determines in writing.

Neither the adoption of this Plan nor the submission of the Plan to the Company’s shareholders for approval will be construed as limiting the power of the Board or the Committee to adopt such other cash or equity incentive arrangements as either may otherwise deem appropriate.

LEGAL COMPLIANCE	The Company will not make payments of Awards until all applicable requirements imposed by Federal, state and foreign laws, rules, and regulations, and by any applicable regulatory agencies, have been fully met. No provision in the Plan or action taken under it authorizes any action that applicable laws otherwise prohibit.

The Plan is intended to conform with all provisions of Section 162(m) and Treas. Reg. § 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as “qualified performance-based compensation.”

Notwithstanding anything in the Plan to the contrary, the Committee must administer the Plan, and Awards may be granted and paid, only in a manner that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

TAX WITHHOLDING	The Company may make all appropriate provisions for the withholding of Federal, state, foreign and local taxes imposed with respect to Awards, which provisions may vary with the time and manner of payment.

NONTRANSFER OF RIGHTS	Except as and to the extent the law requires, or as the Plan expressly provides, a Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the Participant to any person.

BENEFICIARY DESIGNATIONS	Each Participant may designate in a written form filed with the Committee (or another designated recipient) the person or persons (the “Beneficiary” or “Beneficiaries”) to receive the amounts (if any) payable under the Plan if the Participant dies before the Award payment date for a Performance Period. A Beneficiary designation filed under this section will not be considered a prohibited transfer of rights.

A Participant may change a Beneficiary designation at any time without the Beneficiary’s consent (unless otherwise required by law) by filing a new written Beneficiary designation with the Committee. A Beneficiary designation will be effective only if the Company is in receipt of the designation before the Participant’s death.

If no effective Beneficiary designation is made, the beneficiary of any amounts due will be the Participant’s estate.

AMENDMENT OR TERMINATION OF PLAN	Subject to the limitations set forth in this section, the Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their Beneficiaries.

The Board or the Committee may make any amendments necessary to comply with applicable regulatory requirements, including Section 162(m) and regulations thereunder.

The Board must submit any Plan amendment to the Company’s shareholders for their approval if and to the extent such approval is required under Section 162(m).

LIMITATIONS ON LIABILITY	No member of the Committee and no other individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse, Beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan. No member of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Award under the Plan.

NO EMPLOYMENT CONTRACT	Nothing contained in this Plan constitutes an employment contract between the Company and the Participants. The Plan does not give any Participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to end the Participant’s employment or other relationship with the Company.

APPLICABLE LAW	The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF THE PLAN	The Plan will remain effective until terminated by the Board, provided, however, that the continued effectiveness of the Plan will be subject to the approval of the Company’s shareholders at such times and in such manner as Section 162(m) may require.

DISCLOSURE/APPROVAL	The specific terms of the Plan, including the class of employees eligible to be Participants, the Performance Goals, and the terms of payment of Awards, must be disclosed to and approved by the shareholders to the extent Section 162(m) requires.

CODE SECTION 409A REQUIREMENTS

Notwithstanding anything to the contrary in this Plan, these provisions shall apply to any payments and benefits otherwise payable to or provided to a Participant under this Plan. For purposes of Code Section 409A, each “payment” (as defined by Code Section 409A) made under this Plan shall be considered a “separate payment.” In addition, for purposes of Code Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Code Section 409A to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) (with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the Participant’s “separation from service” (as defined for purposes of Code Section 409A)) the “two years/two-times” separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference.

If the Participant is a “specified employee” as defined in Code Section 409A (and as applied according to procedures of the Company and its affiliates) as of his separation from service, to the extent any payment under this Plan constitutes deferred compensation (after taking into account any applicable exemptions from Code Section 409A), and to the extent required by Code Section 409A, no payments due under this Plan may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service. If this Plan fails to meet the requirements of Code Section 409A, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest imposed on the Participant by Code Section 409A, and the Participant shall have no recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Code Section 409A.

RECOUPMENT	Any Award awarded under the Plan is subject to the terms of the Danaher Corporation Recoupment Policy in the form approved by the Compensation Committee of Danaher’s Board of Directors (a copy of the Recoupment Policy as it exists from time to time is available on Danaher’s internal website) and to the terms required by applicable law.

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 7, 2012.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/DHR
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:		For	Against	Abstain			For	Against	Abstain
01 - Mortimer M. Caplin		☐	☐	☐	2.	To ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
02 - Donald J. Ehrlich		☐	☐	☐	3.

To approve an amendment to Danaher’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of Danaher from 1 billion (1,000,000,000) shares to 2 billion (2,000,000,000) shares, $.01 par value per share.

							☐	☐	☐
03 - Linda P. Hefner		☐	☐	☐
04 - Teri List-Stoll		☐	☐	☐	4.	To re-approve the material terms of the performance goals under the Danaher 2007 Executive Incentive Compensation Plan.	☐	☐	☐
05 - Walter G. Lohr, Jr.		☐	☐	☐	5.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.							Meeting Attendance
							Mark box to the right if you plan to attend the Annual Meeting.			☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1UPX

                               01FAPD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Danaher Corporation

2012 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2012

Steven M. Rales and Mitchell P. Rales, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of Danaher Corporation held by the undersigned as the undersigned’s proxy, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Danaher Corporation to be held on May 8, 2012 or at any postponement or adjournment thereof.

The proxies shall vote subject to the directions indicated on the reverse side of this card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where no such directions are indicated.

(Items to be voted appear on reverse side.)